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Exhibit 10.32

LEASE AGREEMENT

BETWEEN

8 SYLVAN WAY, LLC,
A New Jersey Limited Liability Company,

LANDLORD,

-AND-

THE MEDICINES COMPANY
A Delaware Corporation,

TENANT

DATED: October 11, 2007

Prepared by:

Robert A. Klausner, Esq.
Thacher Proffitt & Wood LLP
25 DeForest Avenue
Summit, New Jersey 07901-2140

i

LEASE AGREEMENT

        This LEASE AGREEMENT (this "Lease") is dated October 11, 2007 and is between 8 SYLVAN WAY, LLC, a New Jersey limited liability company, having an office at 15 Maple Avenue, Morristown, New Jersey 07960 ("Landlord"), and THE MEDICINES COMPANY, a Delaware Corporation ("Tenant").

BASIC LEASE PROVISIONS

(1)	Land:	Block 202, Lot 1.11 on the official tax map of the Township of Parsippany-Troy Hills, as more particularly described on Schedule A attached hereto and shown on Schedule B.
(2)	Building:	8 Sylvan Way, Parsippany, New Jersey, including the Storage Shed.
(3)	Premises:	173,146 rentable square feet for the Existing Building and the Additional Building and 2,916 rentable square feet for the Storage Shed which shall be leased by Tenant in stages as set forth below:

From the Commencement Date until the day immediately preceding the Phase 2 Premises Commencement Date: 105,211 rentable square feet of space in the Existing Building (which is all of the space in the Existing Building), 24,052 rentable square feet on the 3rd floor of the Additional Building (which is all of the space on the third (3rd) floor of the Additional Building) and the Storage Shed containing 2,916 rentable square feet (collectively the "Phase 1 Premises").

From the Phase 2 Premises Commencement Date until the day immediately preceding the Phase 3 Premises Commencement Date: the Phase 1 Premises and 21,915 square feet of space located on the first floor of the Additional Building (which is all of the space on the first (1st) floor of the Additional Building); the additional 21,915 rentable square feet on the first floor of the Additional Building is hereinafter referred to as the "Phase 2 Premises".

From the Phase 3 Premises Commencement Date until the Termination Date: the Phase 1 Premises, the Phase 2 Premises and 21,968 rentable square feet of space located on the second floor of the Additional Building (which is all of the space on the second (2nd) floor of the Additional Building); the additional 21,968 rentable square feet on the second floor of the Additional Building is hereinafter referred to as the "Phase 3 Premises".
(4)	Term:	Fifteen (15) years.
(5)	Estimated Commencement Dates:	August 1, 2008 (the "Phase 1 Estimated Commencement Date") with respect to the Phase 1 Premises.
August 1, 2009 (the "Phase 2 Estimated Commencement Date") with respect to Phase 2 Premises.
August 1, 2010 (the "Phase 3 Estimated Commencement Date") with respect to the Phase 3 Premises.
(6)	Termination Date:	The day immediately preceding the fifteenth (15th) year anniversary of the Commencement Date, or such earlier date upon which the Term may expire or be terminated.

(7)	Phase 2 Premises Commencement Date:
The earlier of: (i) the date Landlord has Substantially Completed Tenant's Finish Work with respect to the Phase 2 Premises, or (ii) the date Landlord would have Substantially Completed Tenant's Finish Work with respect to the Phase 2 Premises, but for a Tenant Delay. Notwithstanding anything to the contrary contained in this Lease, in no event shall the Phase 2 Premises Commencement Date occur prior to the one (1) year anniversary of the Phase 1 Premises Commencement Date.
(8)	Phase 3 Premises Commencement Date:
The earlier of: (i) the date Landlord has Substantially Completed Tenant's Finish Work with respect to the Phase 3 Premises, or (ii) the date Landlord would have Substantially Completed Tenant's Finish Work with respect to the Phase 3 Premises, but for a Tenant Delay. Notwithstanding anything to the contrary contained in this Lease, in no event shall the Phase 3 Premises Commencement Date occur prior to the one (1) year anniversary of the Phase 2 Premises Commencement Date.
(9)	Basic Rent:
From the Commencement Date until the day immediately preceding the Phase 2 Premises Commencement Date, $2,908,417.50 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $242,368.13 per month for the Phase 1 Premises (other than the Storage Shed), and $34,992.00 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $2,916.00 per month for the Storage Shed.

From the Phase 2 Premises Commencement Date until the day immediately preceding the Phase 3 Premises Commencement Date, $3,401,505.00 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $283,458.75 per month for the Phase 1 Premises and the Phase 2 Premises (other than the Storage Shed), and $34,992.00 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $2,916.00 per month for the Storage Shed.

From the Phase 3 Premises Commencement Date until the day immediately preceding the fifth (5th) anniversary of the Commencement Date, $3,895,785.00 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $324,648.75 per month for the entire Premises (other than the Storage Shed), and $34,992.00 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $2,916.00 per month for the Storage Shed.

From the fifth (5th) anniversary of the Commencement Date until the day immediately preceding the tenth (10th) anniversary of the Commencement Date, $4,352,890.44 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $362,740.87 per month for the entire Premises (other than the Storage Shed), and $38,491.20 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $3,207.60 per month for the Storage Shed.

From the tenth (10th) anniversary of the Commencement Date until the Termination Date, $4,950,244.14 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $412,520.35 per month for the entire Premises (other than the Storage Shed), and $44,323.20 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $3,693.60 per month for the Storage Shed.
(10)	Rentable Size of Building:	173,146 rentable square feet for the Existing Building and the Additional Building and 2,916 for the Storage Shed.
(11)	Rentable Size of Premises:	173,146 rentable square feet for the Existing Building and the Additional Building and 2,916 rentable square feet for the Storage Shed which shall be leased by Tenant in stages as set forth below:
From the Commencement Date until the day immediately preceding the Phase 2 Premises Commencement Date: 129,263 for the Phase 1 Premises (other than the Storage Shed) and 2,916 for the Storage Shed.

From the Phase 2 Premises Commencement Date until the day immediately preceding the Phase 3 Premises Commencement Date: 151,178 square feet for the Phase 1 Premises and the Phase 2 Premises (other than the Storage Shed) and 2,916 for the Storage Shed.

From the Phase 3 Premises Commencement Date until the Termination Date: 173,146 for the Phase 1 Premises, the Phase 2 Premises and the Phase 3 Premises (other than the Storage Shed) and 2,916 for the Storage Shed.
(12)	Parking Spaces:	All parking on the Land.
(13)	Security:
$10,000,000.00, $5,000,000.00 payable on the execution of this Lease and $5,000,000.00 payable upon the Phase 1 Commencement Date. The Security Deposit may be reduced in accordance with the provisions of Section 28.2.
(14)	Permitted Use:	Executive and Administrative offices and any lawfully permitted ancillary use.
(15)	Brokers:	GVA Williams and Cushman & Wakefield.
(16)	Enumeration of Schedules/Appendix:	Schedules A, B, C, D, E and F and Appendix I attached hereto are incorporated into this Lease.

(17)	Governing Law:	This Lease is governed by the laws of the State of New Jersey.
(18)	Landlord's Notice Address:	15 Maple Avenue Morristown New Jersey 07960 Attn: Fax:
(19)	Tenant's Notice Address:	Prior to the Commencement Date: 8 Campus Drive Parsippany, NJ 07054 Attn.: John Kelley, President and Chief Operating Officer and Paul M. Antinori, Esq., Senior Vice President and General Counsel
After the Commencement Date: At the Premises Attn.: John Kelley and Paul M. Antinori

ARTICLE 1
DEFINITIONS

        Capitalized terms used in this Lease but not otherwise defined have the meanings set forth in Appendix I.

ARTICLE 2
DEMISE, TERM

        2.1    Demise of Premises.    Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, upon the terms and conditions set forth herein, the Premises for the Term.

        2.2    Term.

        (a)    Term:    The Term of this Lease will commence on the Commencement Date and end on the Termination Date.

        (b)    Commencement Date.    The "Commencement Date" will be the earlier to occur of (i) the date Tenant takes occupancy of the Phase 1 Premises for the purposes of conducting its business, and (ii) five (5) days after Landlord has Substantially Completed (as hereinafter defined) the Tenant Finish Work for the Phase 1 Premises. Landlord shall use all reasonable and good faith efforts to have the Tenant Finish Work with respect to the Phase 1 Premises Substantially Completed on or before September 1, 2008. Subject to a Tenant Delay or an Excusable Delay, if Tenant Finish Work with respect to the Phase 1 Premises is not Substantially Completed on or before September 1, 2008, Tenant shall be entitled to a one day abatement of Basic Rent with respect to the Phase 1 Premises for each day thereafter that Tenant Finish Work is not Substantially Completed up to October 31, 2008. Subject to a Tenant Delay or an Excusable Delay, if Tenant Finish Work with respect to the Phase 1 Premises is not Substantially Completed on or before November 1, 2008, then in addition to the abatement in Basic Rent provided in the immediately preceding sentence, Tenant shall be entitled to a two (2) day abatement of Basic Rent with respect to the Phase 1 Premises for each day thereafter that Tenant Finish Work is not Substantially Completed up to December 31, 2008. Subject to a Tenant Delay or an Excusable Delay, if Tenant's Finish Work with respect to the Phase 1 Premises is not Substantially Completed on or before January 1, 2009, then in addition to the abatement in Basic Rent provided in the two immediately preceding sentences, Tenant shall be entitled to a four (4) day abatement of Basic Rent with respect to the Phase 1 Premises for each day thereafter that Tenant Finish Work is not Substantially Completed. Any such accrued abated amounts shall be credited against the first and subsequent installments of Basic Rent coming due under this Lease for Premises until the entire abated amount has been fully credited.

        Landlord shall use all reasonable and good faith efforts to have the Tenant Finish Work with respect to the Phase 2 Premises Substantially Completed on or before September 1, 2009. Subject to a Tenant Delay or an Excusable Delay, if Tenant Finish Work with respect to the Phase 2 Premises is not Substantially Completed on or before September 1, 2009, Tenant shall be entitled to a one day abatement of Basic Rent with respect to the Phase 2 Premises for each day thereafter that Tenant Finish Work is not Substantially Completed up to October 31, 2009. Subject to a Tenant Delay or an Excusable Delay, if Tenant Finish Work with respect to the Phase 2 Premises is not Substantially Completed on or before November 1, 2009, then in addition to the abatement in Basic Rent provided in the immediately preceding sentence, Tenant shall be entitled to a two (2) day abatement of Basic Rent with respect to the Phase 2 Premises for each day thereafter that Tenant Finish Work is not Substantially Completed up to December 31, 2009. Subject to a Tenant Delay or an Excusable Delay, if Tenant's Finish Work with respect to the Phase 2 Premises is not Substantially Completed on or before January 1, 2010, then in addition to the abatement in Basic Rent provided in the two immediately preceding sentences, Tenant shall be entitled to a four (4) day abatement of Basic Rent with respect to the Phase 2 Premises for each day thereafter that Tenant Finish Work is not Substantially Completed. Any such accrued abated amounts shall be credited against the first and subsequent installments of Basic Rent coming due under this Lease for Premises until the entire abated amount has been fully credited.

        Landlord shall use all reasonable and good faith efforts to have the Tenant Finish Work with respect to the Phase 3 Premises Substantially Completed on or before September 1, 2010. Subject to a Tenant Delay or an Excusable Delay, if Tenant Finish Work with respect to the Phase 3 Premises is not Substantially Completed on or before September 1, 2010, Tenant shall be entitled to a one day abatement of Basic Rent with respect to the Phase 3 Premises for each day thereafter that Tenant Finish Work is not Substantially Completed up to October 31, 2010. Subject to a Tenant Delay or an Excusable Delay, if Tenant Finish Work with respect to the Phase 3 Premises is not Substantially Completed on or before November 1, 2010, then in addition to the abatement in Basic Rent provided in the immediately preceding sentence, Tenant shall be entitled to a two (2) day abatement of Basic Rent with respect to the Phase 3 Premises for each day thereafter that Tenant Finish Work is not Substantially Completed up to December 31, 2010. Subject to a Tenant Delay or an Excusable Delay, if Tenant's Finish Work with respect to the Phase 3 Premises is not Substantially Completed on or before January 1, 2011, then in addition to the abatement in Basic Rent provided in the two immediately preceding sentences, Tenant shall be entitled to a four (4) day abatement of Basic Rent with respect to the Phase 3 Premises for each day thereafter that Tenant Finish Work is not Substantially Completed. Any such accrued abated amounts shall be credited against the first and subsequent installments of Basic Rent coming due under this Lease for Premises until the entire abated amount has been fully credited.

        (c)    AS IS.    Except as otherwise provided herein, Tenant acknowledges that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Building or the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Building or the Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease. Tenant has inspected the Building and the Premises and is thoroughly acquainted with their respective condition.

        2.3    Commencement Date Agreement.    When the Commencement Date occurs, Landlord and Tenant shall enter into an agreement in the form annexed hereto as Schedule D memorializing the Commencement Date and Termination Date of this Lease.

        2.4    Move-In Day.    If any portion of the move takes place on weekends, business holidays or after 7:00 PM on weekdays, Tenant shall pay to Landlord, on the next Basic Rent Payment Date, an overtime charge of $50.00 per hour or part thereof until 11:00 PM. Tenant shall be responsible for any damage caused to the Premises, the Building and/or the Property by Tenant or its moving contractors.

        2.5    Base Building Work.    (a) Landlord shall construct the Base Building Work, at its sole cost and expense, and the Tenant Finish Work, at the sole cost and expense of Tenant (subject to the contribution of the Tenant Finish Work Allowance by Landlord) in the manner and as provided in Schedule C attached hereto. Tenant acknowledges that Landlord has no obligation to perform any work to the Storage Shed and that Tenant is taking the Storage Shed in "as-is" condition. In connection with the performance of the Base Building Work and the Tenant Finish Work, Landlord agrees that it shall obtain warranties containing commercially reasonable terms.

        (b)   In the event that Landlord fails to timely pay all or a portion of the Tenant Finish Work Allowance to contractor(s) performing the Tenant Finish Work and such failure interferes with the completion of Tenant Finish Work, Tenant shall have the right to give Landlord a notice describing Landlord's failure to timely fund the Tenant Finish Work Allowance. If Landlord shall fail to fund the Tenant Finish Work Allowance within five (5) days after receipt of such notice, then Tenant shall have the right to send Landlord a second notice after the expiration of said period which is substantially the same as the following statement (in at least 18 point bold type): "PURSUANT TO SECTION 2.5(b) OF THE LEASE, IF, WITHIN FIVE (5) DAYS AFTER LANDLORD'S RECEIPT OF THIS SECOND NOTICE, LANDLORD FAILS TO FUND THAT PORTION OF THE TENANT FINISH WORK NOW DUE AND OWING, THEN TENANT SHALL HAVE THE RIGHT, UPON NOTICE TO LANDLORD, TO PAY SUCH AMOUNTS TO THE APPLICABLE CONTRACTOR(S) AND OFFSET SUCH PAYMENTS AGAINST THE NEXT INSTALLMENTS OF BASIC RENT DUE AND PAYABLE BY TENANT." If Landlord fails to make such payments within said five(5) day period, then Tenant may exercise its right to make such payments and offset such payments together with interest thereon at a rate equal to the Default Rate (as hereinafter defined) against the next installments of Basic Rent, provided, that, prior to offsetting such payments, Tenant delivers to Landlord evidence of the amount paid by Tenant.

ARTICLE 3
BASIC RENT; ADDITIONAL RENT

        3.1    Basic Rent.    Tenant shall pay the Basic Rent to Landlord in lawful money of the United States of America in equal monthly installments, in advance, on the Basic Rent Payment Dates, commencing on the Commencement Date. If the Commencement Date is not a Basic Rent Payment Date, the Basic Rent for the month in which the Commencement Date occurs will be prorated and Tenant shall pay such prorated amount to Landlord on the Commencement Date.

        3.2    Additional Rent.    In addition to the Basic Rent, Tenant shall pay and discharge when due, as additional rent ("Additional Rent"), all other amounts, liabilities and obligations which Tenant herein agrees to pay to Landlord, together with all interest, penalties and costs which may be added thereto pursuant to the terms of this Lease.

        3.3    Late Charge.    If any installment of Basic Rent or Additional Rent is not paid within ten (10) days after notice of such non-payment, Tenant shall pay to Landlord, on demand, a late charge equal to three percent (3%) of the amount unpaid. Notwithstanding anything to the contrary in the immediately preceding sentence, if Tenant fails to pay any Basic Rent or Additional Rent when due more than once in any calendar year, then Tenant shall be responsible for the late charge described in the immediately preceding sentence without the requirement of Landlord delivering written notice to Tenant of its default. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense Landlord will incur to send out late notices and handle other matters resulting from the late payment. In addition, any installment or installments of Basic Rent or Additional Rent that are not paid within ten (10) days after the date when due, will bear interest at the lesser of: (i) two percent (2%) over the interest charged by the holder of the mortgage encumbering the Property at such time (or three percent (3%) over the Prime Rate if the Property is not encumbered by a mortgage) (the "Default Rate"), or (ii) the highest legal rate permitted by law. Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest will be deemed Additional Rent and shall be payable by Tenant upon demand by Landlord.

        3.4    Prorating Rent.    If any Lease Year consists of a period of less than twelve (12) full calendar months, payments of Basic Rent and Additional Rent, will be prorated on the basis of a thirty (30) day month or 360-day year, unless otherwise provided.

        3.5    No Abatement or Set-off.    Except as herein provided, Tenant shall pay to Landlord, at Landlord's address for notices hereunder, or such other place as Landlord may from time to time designate, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent, and (iii) all other sums payable by Tenant hereunder. Except as otherwise expressly provided herein, this Lease will not terminate, nor will Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor will the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder are separate and independent covenants and agreements.

        3.6    Invoices.    If Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such statements will not affect Tenant's obligation to pay Basic Rent and the Additional Rent set forth in Sections 4.3 and 5.3, all of which are due and payable on the Basic Rent Payment Dates.

ARTICLE 4
REAL ESTATE TAXES

        4.1    Taxes.    Tenant shall pay to Landlord the Taxes for any Lease Year during the Term; provided, however, that if any special assessments may be paid in installments, Landlord shall elect to pay same over the longest period allowed by law.

        4.2    Landlord's Tax Statement.    As soon as reasonably possible after the Commencement Date and thereafter as soon as reasonably practical after the end of each succeeding Lease Year, Landlord shall determine the Taxes for the Lease Year in question and shall submit such information to Tenant in a written statement ("Landlord's Tax Statement"). Landlord shall use reasonable efforts to issue Landlord's Tax Statement within one hundred twenty (120) days following the end of each Lease Year. Landlord's failure to render Landlord's Tax Statement for any Lease Year will not prejudice Landlord's right to thereafter render Landlord's Tax Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord's Tax Statement prejudice Landlord's right to thereafter render a revised Landlord's Tax Statement for the applicable Lease Year.

        4.3    Monthly Tax Payment.    Commencing on the first Basic Rent Payment Date following the submission of Landlord's Tax Statement and continuing thereafter on each successive Basic Rent Payment Date until Landlord renders the next Landlord's Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.1, a sum (the "Monthly Tax Payment") equal to one-twelfth (1/12) of the Taxes for such Lease Year. Tenant's first Monthly Tax Payment after receipt of Landlord's Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 4.1 for such Lease Year. From time to time during any Lease Year, Landlord may revise the Landlord's Tax Statement and adjust Tenant's Monthly Tax Payment to reflect any actual adjustments in Taxes imposed by the Township of Parsippany, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant's Monthly Tax Payments theretofore made on account of its obligation under Section 4.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Tax Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 4.3. Notwithstanding anything to the contrary contained in this Section 4.3, (i) from the Commencement Date until the day immediately preceding the Phase 2 Premises Commencement Date, Landlord and Tenant shall share equally the Taxes attributable to the Phase 2 Premises and the Phase 3 Premises, and (ii) from the Phase 2 Premises Commencement Date until the day immediately preceding the Phase 3 Premises Commencement Date, Landlord and Tenant shall share equally the Taxes attributable to the Phase 3 Premises.

        4.4    Reconciliation.

        (a)   Landlord shall use reasonable efforts to deliver to Tenant within one hundred twenty (120) days after the end of each Lease Year, Landlord's final determination of the Taxes for the Lease Year and shall submit such information to Tenant in a written statement ("Landlord's Final Tax Statement"). Each Landlord's Final Statement must reconcile the payments made by Tenant in the Lease Year in question with the actual Taxes imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant's receipt of Landlord's Final Tax Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 4. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant's receipt of Landlord's Final Tax Statement; provided, however, that, if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

        (b)    Refund of Taxes.    During the Term, Tenant will have the right, but not the obligation, to seek to obtain a lowering of the assessed valuation of the Property, provided, that Tenant obtains Landlord's written approval of the attorney to be used by Tenant in undertaking such endeavor, which approval Landlord agrees will not be unreasonably withheld. Tenant agrees that it shall not agree upon any lowering of the assessed value of the Property which affects a period prior to the Commencement Date without Landlord's prior written consent, which Landlord agrees shall not be unreasonably withheld. If Tenant receives a refund of Taxes and a portion of such refund applies to a period prior to the commencement, or after the expiration, of the Term, then Tenant shall first deduct from such tax refund any reasonable expenses, including, but not limited to, attorneys fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Tenant shall pay to Landlord the portion of such refund applicable to the periods prior to the commencement, or after the expiration, of the Term. Notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to contest or appeal the validity of any Taxes or the assessed valuation of the Property at any time there occurs an Event of Default. Landlord agrees that it shall not appeal the assessed value of the Property for any period during the Term without the prior approval of Tenant, which approval shall not be unreasonably withheld.

        4.5    Payment Pending Appeal.    While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of Taxes will be based upon the original assessments for such year.

        4.6    Taxes on Tenant's Improvements.    Tenant shall also pay to Landlord, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon the Property or any part thereof which are attributable to additions or improvements in, on or about the Premises made by or on behalf of Tenant or which in whole or in part belong to Tenant.

        4.7    Survival.    In no event will any adjustment in Tenant's obligation to pay Additional Rent under this Article 4 result in a decrease in the Basic Rent. Tenant's obligation to pay Additional Rent, and Landlord's obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4, will survive the Termination Date.

        4.8    Bills and Statements.    The provisions of Section 29.3 apply to Landlord's Tax Statement.

        4.9    Rent Tax:    If an excise, transaction, sales, or privilege tax or other tax or imposition (other than Federal, state or local income, transfer taxes or estate taxes) is levied or assessed against Landlord or the Property on account of or measured by, in whole or in part, the Basic Rent and/or Additional Rent expressly reserved hereunder as a substitute for or in addition to, in whole or in part, Taxes or if any assessments and/or taxes are levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant's business, then Tenant shall pay to Landlord upon demand: (i) the amount of such excise, transaction, sales or privilege tax or other tax or imposition lawfully assessed or imposed as a result of Landlord's interests in this Lease or of the Basic Rent and/or Additional Rent accruing under this Lease; and (ii) the amount of any assessments and/or taxes levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant's business in the Property.

ARTICLE 5
OPERATING EXPENSES

        5.1    Operating Expenses.

        (a)   The Landlord's CAM Expenses and the Insurance Expenses are collectively referred to as "Landlord's Operating Expenses" and shall be determined and paid in accordance with the provisions of this Article 5.

        (b)   Tenant shall pay to Landlord, the amount of Landlord's CAM Expenses for any Lease Year during the Term. Notwithstanding anything to the contrary contained in this Section 5.1(b), (i) from the Commencement Date until the day immediately preceding the Phase 2 Premises Commencement Date, Landlord and Tenant shall share equally the Landlord's CAM Expenses attributable to the Phase 2 Premises and the Phase 3 Premises, and (ii) from the Phase 2 Premises Commencement Date until the day immediately preceding the Phase 3 Premises Commencement Date, Landlord and Tenant shall share equally the Landlord's CAM Expenses attributable to the Phase 3 Premises.

        (c)   Tenant shall pay to Landlord, the Insurance Expenses for any Lease Year during the Term. Notwithstanding anything to the contrary contained in this Section 5.1(b), (i) from the Commencement Date through the day immediately preceding the first (1st) anniversary of the Commencement Date, Landlord and Tenant shall share equally the Insurance Expenses attributable to the Phase 2 Premises and the Phase 3 Premises, and (ii) from the first anniversary of the Commencement Date through the day immediately preceding the second anniversary of the Commencement Date, Landlord and Tenant shall share equally the Insurance Expenses attributable to the Phase 3 Premises.

        5.2    Landlord's Expense Statement.    As soon as reasonably possible after the Commencement Date and thereafter as soon as practical after each succeeding Lease Year during the Term, Landlord shall reasonably determine or estimate the amount of Landlord's Operating Expenses for the Lease Year in question ("Landlord's Estimated Operating Expenses") and shall submit such information to Tenant in a written statement ("Landlord's Expense Statement"). Landlord shall use reasonable efforts to issue Landlord's Expense Statement within one hundred twenty (120) days following the end of each Lease Year. Landlord's failure to render Landlord's Expense Statement for any Lease Year will not prejudice Landlord's right to thereafter render Landlord's Expense Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord's Expense Statement prejudice Landlord's right to thereafter render a revised Landlord's Expense Statement for the applicable Lease Year. Notwithstanding anything to the contrary contained herein, in no event shall Landlord's Estimated Operating Expenses for any calendar year exceed 105% of the amount of Landlord's Estimated Operating Expenses (or Landlord's Operating Expenses, if determined at such time) for the immediately preceding calendar year, unless Landlord has knowledge of an impending increase in the items comprising Landlord's Operating Expenses for such calendar year and delivers detailed evidence of such increase to Tenant.

        5.3    Monthly Expense Payment.    Commencing on the first Basic Rent Payment Date following the submission of Landlord's Expense Statement and continuing thereafter on each successive Basic Rent Payment Date until Landlord renders the next Landlord's Expense Statement, Tenant shall pay to Landlord on account of its obligation under Section 5.1, a sum (the "Monthly Expense Payment") equal to one-twelfth (1/12) of Landlord's Estimated Operating Expenses for such Lease Year. Tenant's first Monthly Expense Payment after receipt of Landlord's Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 5.1 for such Lease Year. From time to time during any Lease Year, Landlord may reasonably revise the Landlord's Expense Statement (based on Landlord's actual knowledge of an increase in expenses) and adjust Tenant's Monthly Expense Payment to reflect Landlord's revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant's Monthly Expense Payments theretofore made on account of its obligation under Section 5.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Expense Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.3.

        5.4    Reconciliation.    Landlord shall use reasonable efforts to deliver to Tenant, within one hundred twenty (120) days after the end of each Lease Year (but in any event not later than one hundred eighty (180) days after the end of each Lease Year), Landlord's final determination of the amount of the Landlord's Operating Expenses for the Lease Year in question and shall submit such information to Tenant in a written statement (the "Annual Expense Reconciliation"). Each Annual Expense Reconciliation must reconcile the aggregate of all Monthly Expense Payments made by Tenant in the Lease Year in question with the actual Landlord's Operating Expenses for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant's receipt of the Annual Expense Reconciliation; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 5. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant's receipt of the Annual Expense Reconciliation; provided, however, that if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

        5.5    Audit.    For ninety (90) days following Landlord's delivery to Tenant of Annual Expense Reconciliation, Tenant will have the right, during normal business hours and upon no less than five (5) days prior written notice to Landlord, to examine Landlord's books and records for the purpose of confirming the Annual Expense Reconciliation. Tenant will be deemed to have accepted the Annual Expense Reconciliation unless, within fifteen (15) days after Tenant's examination of Landlord's books and records, Tenant delivers an objection notice to Landlord specifying in detail why Tenant believes such the Annual Expense Reconciliation is incorrect. Notwithstanding anything to the contrary contained in this Section 5.5, Tenant will not be permitted to examine Landlord's books and records or to dispute any Annual Expense Reconciliation unless (i) Tenant has paid to Landlord all amounts due as shown on such Annual Expense Reconciliation, and (ii) Tenant has signed a confidentiality agreement acceptable to Landlord. Tenant shall not engage the services of any legal counsel or other professional consultant who charges for its services on a so-called contingency fee basis for the purpose of reviewing Landlord's books and records.

        5.6    Survival.    In no event will any adjustment in Tenant's obligation to pay Additional Rent under this Article 5 result in a decrease in Basic Rent. Tenant's obligation to pay Additional Rent, and Landlord's obligation to credit and/or refund to Tenant any amount, pursuant to this Article 5 will survive the Termination Date.

        (a)    Bills and Statements.    The provisions of Section 29.3 apply to Landlord's Expense Statement.

ARTICLE 6
ELECTRICITY

        6.1    Cost of Electricity.    From and after the Commencement Date, Tenant shall be responsible for all costs of electricity provided to the Property, which shall be measured by direct meters installed or to be installed at the Property, at Landlord's expense. Tenant shall be responsible for payment of all fees, charges and costs directly to the utility company providing the electricity to the Property, such charges to include, without limitation, usage charges, installation charges, meter reading charges and demand factors.

        6.2    Tenant Not To Exceed Capacity.    Tenant's use of electric energy at the Property shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.

        6.3    Utility Deregulation.    Tenant will have the right to choose the service providers that deliver electricity to the Property. Landlord shall cooperate with Tenant and such service providers, including granting reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises, which shall be installed at Tenant's sole cost and expense.

        6.4    Landlord Not Liable.

        (a)   Landlord will not be responsible for any loss, damage or expenses, and Tenant will not be entitled to any rent abatement, diminution, setoff, or any other relief from its obligations hereunder, on account of any change in the quantity or character of the electric service or any cessation or interruption of the supply of electricity to the Property. Notwithstanding anything to the contrary contained in this Lease, if there is an interruption in the electric service provided to the Premises, and if Tenant is unable to use all or a portion of the Premises for more than four (4) consecutive business days solely as a result of such interruption, then the Basic Rent shall be proportionately abated during the period from the fifth (5th) consecutive business day to the earlier to occur of (i) the date on which such interruption ceases, or (ii) the date on which Tenant resumes using all or any portion of the Premises for the conduct of business. Notwithstanding the provisions of the immediately preceding sentence, Tenant agrees that the abatement of Basic Rent shall be limited to the amount Landlord actually collects under the rental loss endorsement to its property insurance. Landlord covenants to make and prosecute its claim for rental loss insurance as expeditiously as reasonably possible.

        (b)    Electricity in Phase 2 Premises and Phase 3 Premises.    From the Commencement Date until the day immediately preceding the Phase 2 Premises Commencement Date, Landlord and Tenant shall share equally the cost of electricity provided to the Phase 2 Premises and the Phase 3 Premises. From the Phase 2 Premises Commencement Date until the day immediately preceding the Phase 3 Premises

Commencement Date, Landlord and Tenant shall share equally the cost of electricity provided to the Phase 3 Premises. The electricity supplied to the Phase 2 Premises and the Phase 3 Premises shall be determined by Landlord based on the meters installed in the Building.

ARTICLE 7
MAINTENANCE; ALTERATIONS; REMOVAL OF TRADE FIXTURES

        7.1    Tenant's Maintenance.

        (a)   Tenant shall, at its sole cost and expense, keep the Property in good order and condition (except for ordinary wear and tear) and, except as provided in Section 7.2, shall make all non-structural repairs, alterations, renewals and replacements and shall take such other action as may be necessary or appropriate to keep and maintain the Property in good order and condition, including, but not limited to, repairs (whether or not capital in nature) to and maintenance of all mechanical, electrical, plumbing, HVAC Systems, elevator systems and equipment, parking areas, roadways, curbs, sidewalks, medians, planters (including repairs and resurfacing thereof), utility supply systems, drainage and sanitary sewerage systems, water supply lines, wells, emergency generators, fire sprinkler and fire suppression systems, security and alarm systems and services, identification signs, public address systems, doors, ceilings and floors of the Building, landscaping (including replacement of trees, shrubs, and other plantings), the replacement of any broken or cracked windows in the Premises and any and all repairs and replacements to the Storage Shed. Except as expressly provided in Section 7.2 hereof, Landlord will not be obligated to maintain, alter or repair the Property. All repairs made by Tenant must be at least equal in quality to the original work. Landlord grants Tenant the right to exercise any rights Landlord may have under warranties granted to Landlord in connection with the Base Building Work and the Tenant Finish Work with respect to any repair obligations of Tenant under this Section 7.1. Notwithstanding anything to the contrary contained in this Section 7.1, in no event shall Tenant be required to perform the obligations of Tenant pursuant to this Section 7.1 to (i) the Phase 2 Premises until the Phase 2 Premises Commencement Date, and (ii) the Phase 3 Premises until the Phase 3 Premises Commencement Date.

        (b)   Notwithstanding anything to the contrary contained in Section 7.1(a), if, (i) Tenant replaces any existing component of the Property (other than a replacement of any of the Re-Used Items or a Tenant Capital Improvement defined in Section 10.1), and (ii) such expenditure would be classified as a "capital expenditure" under generally accepted accounting principles ("GAAP"), (a "Qualified Capital Improvement"), then such Qualified Capital Improvement shall be performed by Tenant (except as otherwise provided in this Section 7.1(b)) and paid for by Landlord, provided, however that Tenant shall reimburse Landlord on a monthly basis for the Amortized Cost of such Qualified Capital Improvement as provided in this Section 7.1(b). If at any time Tenant believes that a Qualified Capital Improvement is required to be made to the Property, Tenant shall provide Landlord with (A) a detailed written notice describing the Qualified Capital Improvement, (B) detailed plans and specifications for the Qualified Capital Improvement, (C) the manner in which the Qualifying Capital Improvement is to be performed, (D) Tenant's estimated cost of performing the Qualified Capital Improvement, and (E) Tenant's determination of the useful life of such Qualified Capital Improvement. Within thirty (30) days after receipt of such notice, Landlord shall notify Tenant whether or not it approves making such Qualified Capital Improvement and the plans and specification for such Qualified Capital Improvement, which approval shall not be unreasonably withheld or delayed and, if disapproved, Landlord shall state its reasons for disapproval with reasonable specificity. If Landlord does not reply within such thirty (30) day period, Landlord shall be deemed to have approved making, and the plans and specifications for, the Qualified Capital Improvement. If Landlord timely objects to making a Qualified Capital Improvement or to the plans and specifications for such Improvement, Landlord and Tenant shall promptly meet and use good faith efforts to resolve such dispute. If such dispute is not resolved within ten (10) days after Landlord's notice of disapproval, the matter shall be decided by arbitration as provided in this Lease. If Landlord agrees that such Qualified Capital

Improvement should be made, Landlord may elect to make such Qualified Capital Improvement pursuant to the plans and specifications submitted by Tenant and Tenant shall reimburse Landlord on a monthly basis for the Amortized Cost of such Qualifying Capital Improvement as provided in this Section 7.1(b). If Landlord agrees that such Qualified Capital Improvement should be made, approves of the plans and specifications and determines not to make the Qualified Capital Improvement, then, provided there shall exist no Event of Default by Tenant, Landlord shall pay to Tenant the cost of the Qualified Capital Improvement in the manner set forth in this Section 7.1(b). For any Qualified Capital Improvement to be made by Tenant, Landlord shall pay Tenant monthly progress payments for the Qualified Capital Improvements equal to the total amount of invoices for the Qualified Capital Improvements which are covered by the applicable monthly requisition by Tenant's architect, less a retainage equal to the lesser of (i) ten percent (10%), or (ii) the retainage set forth in the contract between Tenant and the general contractor for the Qualified Capital Improvements (but in any event such retainage shall not be less than five percent (5%)). Landlord shall make such progress payments within thirty (30) days from and after receipt of a complete AIA Form No. G702 therefor (but not more frequently than one time per month), which requisition shall set forth the names of each contractor, subcontractor, materialman, architect and engineer to whom payment is due and the amount due to each of them, and shall include (i) a certificate from Tenant's architect which certifies that the portion of the Qualified Capital Improvement described in such requisition has been substantially completed in accordance with the approved plans for the Qualified Capital Improvement and that all materials for which payment is requested in such requisition have actually been delivered to the Premises, and (ii) with the exception of the first requisition, copies of waivers of lien, in form and substance reasonably satisfactory to Landlord, from all contractors, subcontractors, materialmen, architects and engineers covering all work, materials and services which were the subject of all previous requisitions. Notwithstanding the foregoing provisions, if at any time Tenant reasonably believes that a Qualified Capital Improvement is required to be made to the Property, and Tenant's use and enjoyment of all or any part of the Premises is being materially adversely affected because such Qualified Capital Improvement has not been made, or there is a threat of injury to persons or property because such Qualified Capital Improvement has not been made, (collectively, an "Emergency Qualified Capital Improvement"), Tenant will notify Landlord by any means possible and seek Landlord's consent to make, or to have Landlord immediately make, such Emergency Qualified Capital Improvement, and shall have right, before obtaining Landlord's consent, to make such Emergency Qualified Capital Improvement. If Tenant proceeds to undertake the Emergency Qualified Capital Improvement before obtaining Landlord's consent, the parties will meet immediately to resolve any disputes regarding the need, or the plans and specifications, for the Emergency Qualified Capital Improvement, and will submit to arbitration as provided in this Lease any dispute remaining unresolved within thirty (30) days after Tenant has completed an Emergency Qualified Capital Improvement. Landlord will pay for an Emergency Qualified Capital Improvement in the same manner as Landlord pays for a Qualified Capital Improvement, except Tenant will bear the risk, at its sole cost and expense, of any remedial measures required because an Emergency Qualified Capital Improvement was not required, or was improperly completed.

        Tenant shall reimburse Landlord for the Amortized Cost (as hereinafter defined) of the Qualified Capital Improvement in monthly installments during the Term, as same may be extended. For purposes hereof, the term "Amortized Cost of the Qualified Capital Improvements" shall mean the actual cost incurred by Landlord or Tenant, as the case may be, in making the Qualified Capital Improvement, amortized over the useful life of the Qualified Capital Improvement as determined in the reasonable judgment of Landlord, together with interest thereon equal to the Prime Rate plus one and three-quarters percent (1.75%). Tenant's reimbursement payments to Landlord for the Amortized Cost of the Qualified Capital Improvement shall commence on the first Basic Rent Payment Date after the completion of the Qualified Capital Improvement.

        7.2    Landlord's Repairs.    Landlord shall make all repairs and replacements to the foundation, the bearing walls, the structural columns and beams, the exterior walls and the roof of the Building (other than the Storage Shed) and shall replace the Re-Used Items; provided, however, that if such repairs and replacements (including repairs and replacements with respect to the Property) are necessitated by the intentional acts or negligence of Tenant or Tenant's Visitors, then Tenant shall reimburse Landlord, upon demand, for the reasonable cost thereof. The costs and expenses incurred by Landlord in connection with such repairs and replacements will be borne by Landlord, at its sole cost and expense, no portion of which shall be charges to Tenant directly or indirectly. In no event shall Landlord have the obligation to make any repairs or alterations to all mechanical, electrical, plumbing or HVAC Systems, except any portion constituting Re-Used Items, or to the Storage Shed.

        7.3    Requirements for Tenant's Maintenance.    All maintenance and repair, and each addition, improvement or alteration, performed by on behalf of Tenant must be (a) completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements, (b) completed free and clear of all Liens, and (c) performed in a manner and by contractors approved by Landlord (which approval shall not be unreasonably withheld or delayed) to the extent such work involves any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building.

        7.4    Permitted Alterations.

        (a)   Provided that there is not a current Event of Default, Tenant may, upon prior written notice to Landlord and submission to Landlord of plans and specifications therefor, make interior, non-structural additions, improvements or alterations to the Premises having an aggregate cost not to exceed $450,000.00 (which amount shall be increased (and in no event decreased) each Lease Year by a percentage equal to the percentage increase in the Consumer Price Index during the immediately preceding Lease Year) in any consecutive twelve (12) month period, so long as the same do not (i) materially adversely affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other system of the Building, (iii) affect the outside appearance of the Building, (iv) affect the roof of the Building, or (v) affect any structural element of the Building.

        (b)   Tenant shall not make any addition, improvement or alteration to the Land without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In addition, Tenant shall not make any addition, improvement or alteration of the Premises (i) having an aggregate cost in excess of $450,000.00 (which amount shall be increased (and in no event decreased) each Lease Year by a percentage equal to the percentage increase in the Consumer Price Index during the immediately preceding Lease Year) in any consecutive twelve (12) month period, or (ii) affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building, or (iii) affecting the outside appearance of the Building, the roof of the Building, the ingress to or the egress from the Premises and/or any structural element of the Building (such work, "Major Work"), unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (which approval Landlord agrees shall not be unreasonably withheld). Tenant shall obtain Landlord's consent for any contractor that is to perform any Major Work, which consent shall not be unreasonably withheld or delayed.

        7.5    Surrender and/or Removal of Alterations.

        (a)   Each addition, improvement and alteration to the Premises, including, without limitation, the Tenant Work (each a "Tenant Improvement") will, upon expiration of the Term, become the property of Landlord and be deemed to be a part of the Premises unless Landlord, by written notice to Tenant at the time Landlord approves the plans with respect to such Tenant Improvement, elects to relinquish Landlord's right to such Tenant Improvement. If Landlord elects to relinquish its right to any Tenant Improvement, Tenant shall, prior to the Termination Date, remove such Tenant Improvement and promptly repair any damage to the Premises caused by the installation or removal of such Tenant

Improvement and restore the Premises to the condition existing prior to the installation of such Tenant Improvement. Notwithstanding anything to the contrary contained in this Section 7.5(a), in no event shall Tenant be required to remove (i) any of Tenant's Finish Work or Tenant's Additional Work, other than those items which are deemed to be "Specialty Items". For purposes hereof, "Specialty Items" shall mean specialty improvements not ordinarily found in office premises or above standard improvements (i.e., internal staircases, raised flooring, vaults, labs, built-in bookcases, etc.) Landlord agrees that wall coverings and wires installed by Tenant are not Specialty Items.

        (b)    Removal of Improvements.    Tenant may install in, and remove from, the Premises any trade equipment, machinery and personal property belonging to Tenant (such trade equipment, machinery and personal property will not become the property of Landlord), provided that (i) Tenant shall repair all damage caused by such installation or removal; (ii) Tenant shall not install any equipment, machinery or other items on the roof of the Building or make any openings in the roof; and (iii) Tenant shall not install any equipment, machinery or other items on the floor, walls or ceiling of the Premises that exceed the load bearing capacity or compromise the structural integrity of the floor, walls or ceiling of the Premises.

ARTICLE 8
USE OF PREMISES

        8.1    Permitted Use.    Tenant shall not use or permit the use of the Property for any purpose other than the Permitted Use specified in the Basic Lease Provisions.

        8.2    Prohibited Uses.    Tenant shall not use or permit the use of the Property in any manner or for any purpose or do, bring or keep anything, or permit anything to be done, brought or kept in the Premises that (a) violates any Legal Requirement or Insurance Requirement, or (b) could overload the electrical or mechanical systems of the Building or exceed the design criteria or affect the structural integrity or appearance of the Building.

        8.3    Parking.    (a) Tenant will have the right, during the term of this Lease, to park up to the number of cars permitted by Legal Requirements in the parking area of the Property.

        (b)   Landlord will have no liability for any damage to vehicles on the Property or for any loss of property from within such vehicles, or for any injury suffered by Tenant's employees or Tenant's Visitors, unless such damage to a vehicle owned by a party other than Tenant was caused by the acts or omissions of Landlord or its agents.

        8.4    Permits, Licenses and Authorizations.    Tenant shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant's business at the Premises. Notwithstanding anything to the contrary contained in this Section 8.4, Tenant shall not be required to obtain any permits, licenses or authorizations which is Landlord's responsibility in connection with the construction of the Base Building Work or the Tenant Finish Work.

ARTICLE 9
LANDLORD'S SERVICES/OPERATION OF PREMISES

        9.1    Landlord's Services.    Tenant acknowledges that Landlord shall have no obligation to perform or supply any services to Tenant, other than Landlord's maintenance obligations set forth in Section 7.2 hereof.

        9.2    Management of Building.    Tenant, at its sole cost and expense, shall maintain and operate the Property and obtain all services typically provided by a landlord of a "Class A" office building in northern New Jersey, which, in addition to the obligations of Tenant pursuant to Section 7.1, shall include, but not limited to, sweeping, cleaning, snow removal and line painting of all parking areas and roadways; landscaping services (including replacement of trees, shrubs, and other plantings), janitorial services and window cleaning, supplies, removal of garbage and other refuse, painting and providing on and off site traffic direction and parking control. In connection with performing its obligations under this Section 9.2, Tenant may, at its election, hire, at its sole cost and expense, a third party management company to manage the Property. Tenant shall obtain Landlord's consent prior to hiring such manager, which consent Landlord agrees shall not be unreasonably withheld or delayed. In the event that Landlord notifies Tenant that it is not satisfied with the manner in which the manager is maintaining the Property, Landlord and Tenant shall meet with the Tenant's property manager to discuss Landlord's issues within ten (10) days of the delivery of such notice to Tenant of Landlord's dissatisfaction. If at anytime after such meeting Landlord notifies Tenant that it is still not satisfied with the manner in which the Property is being maintained, then Tenant shall either retain a new third party, subject to the prior consent of Landlord, whose consent shall not be unreasonably withheld, or request that such dispute be resolved by arbitration in accordance with the provisions of Section 29.7.

        9.3    Office Cleaning.    Tenant shall hire, at its sole cost and expense, a third party cleaning company to provide janitorial services to the Property in a manner which is consistent with other "Class A" buildings located in northern New Jersey. Tenant shall obtain Landlord's consent prior to hiring such janitorial contractor, which consent Landlord agrees shall not be unreasonably withheld or delayed. In the event that Landlord notifies Tenant that it is not satisfied with the manner in which the janitorial contractor is performing its services, Landlord and Tenant shall meet with the contractor to discuss Landlord's issues within ten (10) days of the delivery of such notice to Tenant of Landlord's dissatisfaction. If at anytime after such meeting Landlord notifies Tenant that it is still not satisfied with the janitorial services, then Tenant shall either retain a new janitorial contractor, subject to the prior consent of Landlord, whose consent shall not be unreasonably withheld, or request that such dispute be resolved by arbitration in accordance with the provisions of Section 29.7.

        9.4    Security.    Tenant shall, in its sole and absolute discretion, be solely responsible for providing and installing any security systems within the Building and on the Property. Tenant shall comply with the provisions of Section 7.4 in connection with the installation of such systems.

ARTICLE 10
COMPLIANCE WITH REQUIREMENTS

        10.1    Compliance.    Tenant shall (i) comply with all Legal Requirements and Insurance Requirements applicable to the Property and Tenant's use thereof, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for Tenant's use of the Premises and for the proper operation, maintenance and repair of the Premises. Landlord shall, at no cost to Landlord, join in any application for any permit or authorization with respect to Legal Requirements if such joinder is necessary. If any structural repairs or replacements are required in order for Tenant to comply with its obligations under this Section 10.1, Landlord, at its sole cost and expense, shall perform such repairs or replacements. If any capital improvement other than those described in the immediately preceding sentence is required under this Section 10.1, then such capital improvement shall be deemed to be a Qualifying Capital Improvement and shall be made in accordance with the provisions of Section 7.1(b), provided, that, if such capital improvement is required to be made as a result of Tenant's particular use of the Premises (as opposed to the use of the Premises for general office use) (a "Tenant Capital Improvement"), then Tenant shall perform such Tenant Capital Improvements at its sole cost and expense and the provisions of Section 7.1(b) shall not apply.

        10.2    Increases in Insurance Premiums.    Tenant shall not do, or permit to be done, anything in or to the Property, or keep anything in the Premises that increases the cost of the any insurance maintained by Landlord. Tenant shall, upon demand, pay to Landlord any such increase in insurance premiums and any other costs incurred by Landlord as result of the negligence, carelessness or willful action of Tenant or Tenant's Visitors.

ARTICLE 11
COMPLIANCE WITH ENVIRONMENTAL LAWS

        11.1    Environmental Laws.    Tenant shall comply, at its sole cost and expense, with all Environmental Laws in connection with Tenant's use and occupancy of the Premises; provided, however, that the provisions of this Article 11 will not obligate Tenant to comply with the Environmental Laws if such compliance is required solely as a result of the occurrence of a spill, discharge or other event before the Commencement Date, or if such spill, discharge or other event was not caused by the act, negligence or omission of Tenant or Tenant's Visitors.

        11.2    Copies of Environmental Documents.    Landlord and Tenant shall deliver promptly to the other a true and complete copy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises.

        11.3    Hazardous Substances and Hazardous Wastes.    Tenant shall not cause or permit any "hazardous substance" or "hazardous waste" (as such terms are defined in the ISRA) to be kept in the Premises, except for de minimus quantities of cleaning supplies, medicines and other materials used by Tenant in the ordinary course of its business and in accordance with all Legal Requirements. Tenant shall not engage in, or permit any other person or entity to engage in, any activity, operation or business in the Premises that involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous wastes.

        11.4    Discharge.

        (a)   If a spill or discharge of a hazardous substance or a hazardous waste occurs on or from the Premises, Tenant shall give Landlord immediate oral and written notice of such spill and/or discharge, setting forth in reasonable detail all relevant facts known to Tenant without inquiry or investigation, including, without limitation, a copy of (i) any notice of a violation, or a potential or alleged violation, of any Environmental Law received by Tenant or any subtenant or other occupant of the Premises; (ii) any inquiry, investigation, enforcement, cleanup, removal, or other action instituted or threatened against Tenant or any subtenant or other occupant of the Premises; (iii) any claim instituted or threatened against Tenant or any subtenant or other occupant of the Premises; and (iv) any notice of the restriction, suspension, or loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises. If a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant's Visitors, then Tenant shall pay all costs and expenses relating to compliance with applicable Environmental Laws (including, without limitation, the costs and expenses of site investigations and the removal and remediation of such hazardous substance or hazardous waste). Landlord agrees to remediate any spill or discharge that Tenant is not responsible to remediate pursuant to this Section 11.4 to the extent required by Legal Requirements, at Landlord's sole cost and expense.

        (b)   Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord will have the right, but not the obligation, to take such action as Landlord deems necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any hazardous substance or hazardous waste on or from the Premises. If a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant's Visitors, then Tenant shall, on demand, pay to Landlord all costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord.

        11.5    ISRA.

        (a)   If Tenant's operations at the Premises now or hereafter constitute an "Industrial Establishment" (as defined under ISRA), then Tenant agrees to comply, at its sole cost and expense, with all requirements of ISRA in connection with (i) the occurrence of the Termination Date, (ii) any termination of this Lease prior to the Termination Date, (iii) any closure, transfer or consolidation of Tenant's operations at the Premises, (iv) any change in the ownership or control of Tenant, (iv) any permitted assignment of this Lease or permitted sublease of all or part of the Premises or (v) any other action by Tenant which triggers ISRA or any other Environmental Law.

        (b)   Tenant further agrees to implement and execute all of the provisions of this Section in a timely manner so as to coincide with the termination of this Lease or to coincide with the vacating of the Premises by Tenant at any time during the term of this Lease. In connection with subsection (a) above, if, with respect to ISRA, Tenant fails to obtain a no further action and covenant not to sue letter from the New Jersey Department of Environmental Protection and as a result thereof, Landlord is unable to lease the Premises to another Tenant, Tenant will be deemed to be a holdover tenant and shall pay rent at the rate set forth in Section 24.3 and shall continue to diligently pursue compliance with ISRA and/or such other Environmental Law. Upon Tenant's full compliance with the provisions of ISRA or of such other Environmental Law, Tenant shall deliver possession of the Premises to Landlord in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date.

        11.6    Landlord's ISRA Compliance.

        (a)   In connection with (i) any sale or other disposition of all or part of Landlord's interest in the Premises, (ii) any change in the ownership or control of Landlord, (iii) any condemnation, (iv) any foreclosure or (v) any other action by Landlord which triggers ISRA or any other Environmental Law, Landlord shall comply, at its sole cost and expense, with all requirements of ISRA and such other applicable Environmental Law; provided, however, that if any site investigation is required as a result of a spill or discharge of a hazardous substance or hazardous waste caused by the act, negligence or omission of Tenant or Tenant's Visitors, then Tenant shall pay all costs associated with such site investigation and, if any removal and remediation is required as a result of a spill or discharge of a hazardous substance or hazardous waste caused by the act, negligence or omission of Tenant or Tenant's Visitors, then Tenant shall, upon demand by Landlord, pay all costs associated with such removal and remediation.

        (b)   If, in order to comply with any Environmental Law and in connection with a sale or refinancing of the Property, Landlord requires any affidavits, certifications or other information from Tenant, Tenant shall, at no charge to Landlord, deliver the same to Landlord within five (5) business days of Landlord's request therefor.

        11.7    Notices.    If Landlord has given to Tenant the name and address of any holder of an Underlying Encumbrance, Tenant agrees to send to said holder a photocopy of those items given to Landlord pursuant to the provisions of Section 11.2.

        11.8    Survival.    Landlord's and Tenant's obligations under this Article 11 shall survive the expiration or earlier termination of this Lease.

        11.9    North American Industry Classification System.    Tenant hereby represents and warrants to Landlord that Tenant's operations at the Premises will at all times have the following North American Industry Classification System ("NAICS") code: 551114.

ARTICLE 12
DISCHARGE OF LIENS

        Within thirty (30) days after receipt of notice thereof, Tenant shall discharge any Lien on the Premises, the Basic Rent, Additional Rent or any other sums payable under this Lease caused by or arising out of Tenant's acts or Tenant's failure to perform any obligation under this Lease.

ARTICLE 13
PERMITTED CONTESTS

        Tenant may, by appropriate proceedings, contest the amount, validity or application of any Legal Requirement which Tenant is obligated to comply with or any Lien which Tenant is obligated to discharge, provided that (a) such proceedings suspend the collection thereof, (b) no part of the Premises, Basic Rent or Additional Rent or any other sum payable hereunder is subject to loss, sale or forfeiture during such proceedings, (c) Landlord is not subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) Tenant furnishes such security as may be required in the proceedings or, if no security is required in such proceeding, as reasonably requested by Landlord, (e) such proceedings do not affect the payment of Basic Rent, Additional Rent or any other sum payable to Landlord hereunder, and (f) Tenant notifies Landlord of such proceedings not less than ten (10) days prior to the commencement thereof and describes such proceedings in reasonable detail. Tenant shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, pay all amounts required to be paid by Tenant.

ARTICLE 14
INSURANCE; INDEMNIFICATION

        14.1    Insurance.

        (a)   Tenant shall obtain, and shall keep in full force and effect, the following insurance, with insurers that are authorized to do business in the State of New Jersey and are rated at least A (Class X) in Best's Key Rating Guide:

          (i)    Commercial general liability insurance (including, during any period when Tenant is making alterations or improvements to the Property, coverage for any construction on or about the Property), against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Property in an amount per occurrence of not less than $5,000,000.00 combined single limit. If the policy covers other locations owned or Leased by Tenant, then such policy must include an aggregate limit per location endorsement.

          (ii)   Special form (all risk) personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Property with an agreed endorsement in an amount equal to the full replacement cost of such property.

          (iii)  Workers' compensation insurance coverage for the full statutory liability of Tenant and employers' liability insurance with a limit of not less than (x) $100,000 per accident, (y) $500,000 disease, policy limit, and (z) $100,000 disease, each employee.

          (iv)  Business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to those events commonly insured against by reasonably prudent tenants and/or attributable to Tenant's inability to access or occupy (all or part of) the Premises.

          (v)   Such other insurance as Landlord deems necessary and prudent or as may be required by any Lender or Master Landlord, and provided such insurance is customarily carried by other landlords of "Class A" office building in the vicinity in which the Building is located and is commercially reasonable.

        (b)   The policies of insurance required to be maintained by Tenant pursuant to this Section 14.1 must be reasonably satisfactory to Landlord and must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All policies must name as the insured parties (except for workers' compensation insurance, business interruption insurance and insurance covering Tenant's fixtures, furniture and equipment) Landlord, Lender, any parties named by Landlord as having an interest in the Premises, and Tenant, as their respective interests may appear. All such policies (except for worker's compensation insurance and business interruption insurance) must (i) provide that thirty (30) days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage will be given to Landlord and that such insurance will not be invalidated by (x) any act or neglect of Landlord or Tenant or any owner of the Property, (y) any change in the title or ownership of the Property, or (z) occupation of the Premises for purposes more hazardous than are permitted by such policy, and (ii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Property against the peril involved, whether collectible or not. All policies must include a contractual liability endorsement evidencing coverage of Tenant's obligation to indemnify Landlord pursuant to Section 14.3. Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease. The deductible for any insurance policy required hereunder must not exceed $10,000 (which amount shall be increased (and in no event decreased) each Lease Year by a percentage equal to the percentage increase in the Consumer Price Index during the immediately preceding Lease Year). Tenant will have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Property and to Landlord as required by this Lease.

        (c)   Prior to the Commencement Date, Tenant shall deliver to Landlord original or duplicate policies. Within ten (10) days prior to the expiration of any such insurance, Tenant shall deliver to Landlord original or duplicate policies. Tenant's certificates of insurance must be on: (i) Acord Form 27 with respect to property insurance, and (ii) Acord Form 25-S with respect to liability insurance or, in each case, on successor forms approved by Landlord.

        (d)   Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14.1 unless Landlord and Tenant are named as insureds therein.

        (e)   If Tenant fails to maintain the insurance required by this Lease, Landlord may, but will not be obligated to, obtain, and pay the premiums for, such insurance. Upon demand, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14.1(e).

        (f)    Landlord shall maintain with respect to the Building at all times during the term of this Lease standard all risk property insurance, covering the Building and the systems within the Building in amounts equal to the full replacement cost of the Building (excluding Tenant's Finish Work and Tenant's Additional Work, which shall be the responsibility of Tenant).

        14.2    Waivers.

        (a)   Notwithstanding any provision in this Lease to the contrary, Landlord hereby waives and releases Tenant, and Tenant hereby waives and releases Landlord, from any and all liabilities, claims and losses for which the released party is or may be held liable to the extent of any insurance proceeds received by the injured party or the proceeds such party would have received had it carried the insurance required of such party pursuant to the terms of this Lease..

        (b)   Each party hereto agrees to have included in its property insurance policies a waiver of the insurer's right of subrogation against the other party. If such a waiver is not enforceable or is unattainable, then such insurance policy must contain either (i) an express agreement that such policy will not be invalidated if Landlord or Tenant, as the case may be, waives its right of recovery against the other party, or (ii) any other form for the release of Landlord or Tenant, as the case may be. If such waiver, agreement or release is not obtainable from a party's insurance company, then such party shall notify the other party of such fact and shall use its best efforts to obtain such waiver, agreement or release from another insurance company satisfying the requirements of this Lease.

        14.3    Indemnification.

        (a)   Subject to the provisions of Section 14.2(a) and 14.4, Tenant hereby indemnifies, and shall pay, protect and hold Landlord harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys' fees and expenses) and judgments of any nature, (except to the extent Landlord is compensated by insurance maintained by Landlord or Tenant hereunder and except for such of the foregoing as arise from the negligent or willful acts or omissions of Landlord, its agents, servants or employees), arising, or alleged to arise, from or in connection with (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises, (ii) any violation of any Legal Requirement or Insurance Requirement by Tenant or Tenant's Visitors, (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises by Tenant, (iv) Tenant's occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers' compensation laws), or (v) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. Tenant shall, at its sole cost and expense, defend any action, suit or proceeding brought against Landlord by reason of any such occurrence with independent counsel selected by Tenant and reasonably acceptable to Landlord. The obligations of Tenant under this Section 14.3 will survive the expiration or earlier termination of this Lease.

        (b)   Subject to the provisions of Section 14.2(a) and 14.4, Landlord hereby indemnifies, and shall pay, protect and hold Tenant harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys' fees and expenses) and judgments of any nature, (except to the extent Tenant is compensated by insurance maintained by Tenant and except for such of the foregoing as arise from the negligent or willful acts or omissions of Tenant or Tenant Visitors), arising, or alleged to arise, from or in connection with (i) any violation of any Legal Requirement or Insurance Requirement by Landlord or its agents, employees or contractors, (ii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property by Landlord, or (iii) any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease. Landlord shall, at its sole cost and expense, defend any action, suit or proceeding brought against Tenant by reason of any such occurrence with independent counsel selected by Landlord. The obligations of Tenant under this Section 14.3 will survive the expiration or earlier termination of this Lease.

        14.4    No Claims.    Neither Landlord nor Tenant shall make any claim against the other for (a) any damage to, or loss of, any property of such party or any other person, or (b) business interruption, consequential, indirect or special damages. Landlord and Tenant each hereby waives all of claims against the other party with respect to the foregoing. The provisions of this Section 14.4 will survive the expiration or earlier termination of this Lease.

ARTICLE 15
ESTOPPEL CERTIFICATES

        15.1    Estoppel Certificates.    (a) Upon not less than five (5) days' prior notice by Landlord, Tenant shall execute and deliver to Landlord a statement certifying (i) the Commencement Date, the Phase 2 Premises Commencement Date and/or the Phase 3 Premises Commencement Date, (ii) the Termination Date, (iii) the dates of any amendments or modifications to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant's obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Landlord's Operating Expenses, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) if applicable, that all work to be done to the Premises by Landlord has been completed in accordance with this Lease and has been accepted by Tenant, except as specifically provided in the estoppel certificate, (x) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, (xi) that Tenant is not in arrears in the payment of any Basic Rent or Additional Rent, (xii) that, to the best of Tenant's knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) that, to the best of Tenant's knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Landlord, (xiv) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Premises, except as specifically provided in this Lease, (xv) that Tenant has not received any notice of violation of any Legal Requirement or Insurance Requirement relating to the Building or the Premises, (xvi) that Tenant has not assigned this Lease or sublet all or any portion of the Premises, (xvii) that no "hazardous substances" or "hazardous wastes" have been generated, manufactured, refined, transported, treated, stored, handled, disposed or spilled on or about the Premises, and (xviii) such other matters as reasonably requested by Landlord. Tenant hereby acknowledges and agrees that such statement may be relied upon by any mortgagee, or any prospective purchaser, tenant, subtenant, mortgagee or assignee of any mortgage, of the Property or any part thereof.

        (b)   Upon not less than five (5) days' prior notice by Tenant, Landlord shall execute and deliver to Tenant a statement certifying (i) the Commencement Date, the Phase 2 Premises Commencement Date and/or the Phase 3 Premises Commencement Date, (ii) the Termination Date, (iii) the dates of any amendments or modifications to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant's obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Landlord's Operating Expenses, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, and (viii) that, to the best of Landlord's knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate. Tenant hereby acknowledges and agrees that Landlord shall only be required to deliver an estoppel certificate if requested by Tenant in connection with (A) a sale of Tenant's business, (B) a financing of Tenant's fixtures, furniture and equipment, (C) an assignment of the Lease, and/or (D) a sublet of all or a portion of the Premises.

        15.2    Tenant's Failure to Execute Estoppel Certificate.    If Tenant fails or otherwise refuses to execute an estoppel certificate in accordance with this Article 15, then Landlord shall have the right to deliver to Tenant a notice in accordance with the terms of this Lease stating that Tenant failed to timely deliver the estoppel certificate pursuant to this Article 15, together with a fully completed estoppel certificate. If Tenant fails to deliver an estoppel certificate to Landlord within five (5) days after the delivery of the second notice, then Tenant shall be deemed to be estopped from raising any claims which are contrary to the statements set forth in the estoppel certificate delivered by Landlord.

ARTICLE 16
ASSIGNMENT AND SUBLETTING

        16.1    Prohibition.    Except as otherwise expressly provided in this Article 16, Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay. Any consent granted by Landlord in any instance will not be construed to constitute a consent with respect to any other instance or request. If the Premises or any part thereof should are sublet, used, or occupied by anyone other than Tenant, or if this Lease is assigned by Tenant, Landlord will have the right to collect rent from the assignee, subtenant, user or occupant, but no such assignment, subletting, use, occupancy or collection will be deemed (i) a waiver of any of Landlord's rights or Tenant's obligations under this Article 16, (ii) the acceptance of such assignee, subtenant, user or occupant as tenant, or (iii) a release of Tenant from the performance of any its obligations under this Lease. Notwithstanding the foregoing, Tenant shall have the right to sublet the Premises without Landlord's prior written consent to any third party company which is a party to a business contract with the Tenant for the supply or manufacturing of products, provided that (i) all provisions of this Article 16 except Sections 16.3, 16.5, 16.12 and 16.16 will apply to such sublease and (ii) Tenant shall submit a written notice and a copy of the sublease to Landlord within five (5) days of such sublease.

        16.2    Tenant's Notice.    If Tenant desires to sublet the Premises or assign this Lease, Tenant shall submit to Landlord a written notice ("Tenant's Notice") setting forth in reasonable detail:

          (a)   the name and address of the proposed subtenant or assignee;

          (b)   the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which must be at least thirty (30) days after Tenant's Notice is delivered to Landlord);

          (c)   the nature and character of the business of the proposed subtenant or assignee;

          (d)   banking, financial, and other credit information relating to the proposed subtenant or assignee in reasonably sufficient detail to enable Landlord to determine the proposed subtenant's or assignee's financial responsibility; and

          (e)   in the case of a subletting, space plans showing the location of the portion of the Premises to be subleased and the layout of the portion of the Premises subject to the proposed sublease.

        16.3    Landlord's Response.    Within fifteen (15) days after Landlord's receipt of Tenant's Notice, Landlord shall notify Tenant in writing whether Landlord (i) consents to the proposed sublet or assignment, (ii) does not consent to the proposed sublet or assignment (in which case Landlord shall specify the reasons for such disapproval), or (iii) elects to exercise its recapture right, as described in Section 16.5. Landlord will have the right to withhold its consent to the proposed sublease or assignment if (1) the proposed assignee's financial condition is not, in the reasonable judgment of Landlord, comparable or superior to that of Tenant on the date this Lease was executed, (2) the business of the proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or such business will create increased use of the facilities of the Building, (3) the business of the proposed subtenant or assignee, as determined by its North American Industry Classification System, would make it subject to the provisions of ISRA, or (4) the proposed sublease or assignment might adversely affect the quality or marketability of the Building.

        16.4    Requirements.    In addition to the foregoing requirements,

          (a)   no assignment or sublease will be permitted if, at the effective date of such assignment or sublease, Tenant is in default beyond any applicable notice and grace period under this Lease; and

          (b)   no assignment or sublease will be permitted unless Tenant agrees, at the time of the proposed assignment or sublease and in Tenant's Notice, to pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of all Net Rental Proceeds.

        16.5    Recapture.

        (a)   If Tenant proposes to assign this Lease or sublease more than seventy five percent (75%) of the rentable square footage of the Premises for a term which expires within three hundred and sixty five (365) days prior to the expiration of the Term, then Landlord will have the right, exercisable by written notice (the "Recapture Notice") to Tenant within fifteen (15) days after receipt of Tenant's Notice, to recapture the space described in Tenant's Notice (the "Recapture Space"). The Recapture Notice will cancel and terminate this Lease with respect to the Recapture Space as of the date stated in Tenant's Notice for the commencement of the proposed assignment or sublease and Tenant shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent will be equitably adjusted based upon the square footage of the Premises then remaining, after deducting the square footage attributable to the Recapture Space.

        (b)   If Landlord elects to exercise its recapture right and the Recaptured Space is less than the entire Premises, then Landlord, at its sole expense, will have the right to make any alterations to the Premises required, in Landlord's reasonable judgment, to make such Recaptured Space a self-contained rental unit. Landlord shall perform all such work, if any, with as little inconvenience to Tenant's business as is reasonably possible; provided, however, that (i) Landlord will not be required to perform such work after normal business hours or on weekends, and (ii) Landlord will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant's use or possession of the Premises on account of such work and will not be liable to Tenant on account of same.

        16.6    Sublease Requirements.    In addition to the foregoing requirements, each sublease must contain the following provisions:

          (a)   The sublease must be subject and subordinate to all of the terms and conditions of this Lease.

          (b)   At Landlord's option, if this Lease terminates prior to the expiration of the sublease, the subtenant must make full and complete attornment to Landlord for the balance of the term of the sublease. Such attornment must be evidenced by an agreement in form and substance satisfactory to Landlord executed and delivered by subtenant within five (5) days after Landlord's request therefor.

          (c)   The term of the sublease must not extend beyond a date which is one day prior to the Termination Date.

          (d)   The subtenant will not be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

          (e)   The subtenant must waive the provisions of any law that gives the subtenant any right to terminate the sublease or to surrender possession of the subleased if Landlord brings any proceedings to terminate this Lease.

        16.7    Permitted Transfers.    Notwithstanding anything to the contrary contained in this Article 16, any sublease or assignment to a Tenant Affiliate will not require Landlord's consent and will not be subject to Sections16.1 (first sentence only), 16.2, 16.3, 16.4(b), 16.4(c), 16.5 and 16.16, but all other provisions of this Article 16 will apply to such sublease or assignment. Tenant shall furnish Landlord with a copy of such sublease or assignment within five (5) days after execution thereof. "Tenant Affiliate" means any corporation or other entity controlled by, under common control with or which controls the original Tenant named in this Lease or in which original Tenant named in this Lease, directly or indirectly, has a fifty percent (50%) or greater voting or ownership interest, and any corporation resulting from a merger or consolidation with Tenant or any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant.

        16.8    Events Constituting Assignment.    Each of the following events will be deemed to be an assignment of this Lease and will require the prior written consent of Landlord:

          (a)   any assignment or transfer of this Lease by operation of law;

          (b)   any hypothecation, pledge, or collateral assignment of this Lease;

          (c)   any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding;

          (d)   any assignment, transfer, disposition, sale or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or

          (e)   any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Tenant, excluding transactions with, or resulting in the creation of, a Tenant Affiliate, and excluding transfers of stock on a public exchange. For purposes of the immediately foregoing, a "controlling interest" of Tenant means 50% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Tenant.

        16.9    Assumption.    It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease and agrees that the provisions of this Article 16 will continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

        16.10    Tenant Remains Liable.    No assignment of this Lease or any sublease of all or any portion of the Premises will release or discharge Tenant from any liability under this Lease and Tenant will continue to remain primarily liable under this Lease.

        16.11    Permits and Approvals.    Tenant will be responsible for obtaining all required permits and approvals in connection with any assignment of this Lease or any subletting of the Premises (but not in connection with work to be performed by Landlord after a recapture of all or a portion of the Premises). Tenant shall deliver copies of all such permits and approvals to Landlord prior to the commencement of any construction work, if construction work is to be done in connection with such sublease or assignment. Tenant shall, upon demand, reimburse Landlord for all costs, including, but not limited to, reasonable attorneys' fees and disbursements (which will not exceed $2,000), incurred by Landlord in reviewing any proposed assignment of this Lease, any proposed sublease of the Premises, and any permits, approvals, and applications in connection with any construction to be performed in the Premises.

        16.12    Deadline for Consummation of Assignment or Sublease.    If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate such assignment or sublease within ninety (90) days after Landlord gives such consent, Tenant will be required to again comply with all of the provisions this Article 16 before assigning this Lease or subletting any part of the Premises. Within ten (10) days after the execution of any sublease or assignment, Tenant shall deliver to Landlord a fully-executed copy of such sublease or assignment.

        16.13    Intentionally Deleted

        16.14    Indemnification.    If Landlord rightfully withholds its consent to any proposed assignment or sublease, Tenant shall defend, indemnify, and hold Landlord harmless from and against all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys' fees and disbursements) arising out of any claims made by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

        16.15    Bankruptcy.

        (a)   Notwithstanding anything to the contrary contained in this Lease, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, all consideration payable in connection with such assignment shall be paid to Landlord and will be and remain the exclusive property of Landlord and will not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. All consideration constituting Landlord's property under the preceding sentence not paid to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

        (b)   If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then Tenant shall deliver to Landlord written notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such person's or entity's future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. For the purposes of clause (iii) above, "adequate assurance" means the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by Landlord). Landlord will thereupon have the right, exercisable by written notice to Tenant given at any time prior to the effective date of the proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such entity or person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

        16.16    Landlord's Right to Negotiate.    After Landlord recaptures the Recapture Space, Landlord will have the right to (i) negotiate directly with any proposed subtenant or assignee of Tenant, and (ii) enter into a direct lease with any proposed subtenant or assignee of Tenant for any space in the Building, including the space covered by the proposed sublease or assignment, on such terms and conditions as are mutually acceptable to Landlord and the proposed subtenant or assignee.

ARTICLE 17
CASUALTY

        17.1    Notice.    If any part of the Premises is damaged, Tenant shall promptly notify Landlord in writing of the extent of such damage.

        17.2    Premises Not Untenantable.    If the Premises are damaged, but no portion thereof is rendered untenantable, and this Lease is not terminated pursuant to Sections 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable and the Basic Rent and Additional Rent will not abate.

        17.3    Premises Untenantable.    If the Premises are damaged and rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable, and the Basic Rent and Additional Rent will be equitably abated.

        17.4    Termination.

        (a)   If (i) the Building is damaged, (ii) in Landlord's reasonable judgment, the total cost of Restoration will equal or exceed forty percent (40%) or more of the full insurable value of the Building, and (iii) in Landlord's reasonable judgment, there will be less than five (5) years remaining in the Term after the Restoration, then Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date such casualty. Notwithstanding the foregoing, if Landlord terminates this Lease pursuant to this Section 17.4(a), Tenant will have the right to nullify such termination by exercising its renewal rights pursuant to Section 31.1 within ten (10) days after Landlord notifies Tenant that it has exercised its right to terminate this Lease. If the Premises are damaged during the second Extension Period, then Tenant will have the right to nullify such termination by notifying Landlord in writing within ten (10) days after Landlord notifies Tenant that it has exercised its right to terminate this Lease, of Tenant's desire to extend the Lease for a period of five (5) years. In the event Tenant exercises such extension rights, the Term of the Lease shall be extended for an additional five (5) years (beyond the amount of time remaining in the second Extension Period) in accordance with the terms of Section 31.1, as if Tenant had the right to extend the Term for a third period of five (5) years.

        (b)   If the Building is damaged and, in Landlord's reasonable judgment, Restoration cannot be completed within three hundred sixty five (365) days, Tenant will have the right to terminate this Lease by delivering a written termination notice to Landlord within sixty (60) days after Landlord notifies Tenant that it will take more than three hundred sixty five (365) days to complete Restoration. If Tenant exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date of such casualty.

        (c)   If more than ten percent (10%) of the Building is damaged and rendered untenantable during the final year of the Term, Landlord and Tenant will each have the right to terminate this Lease by delivering a written termination notice to the other party within sixty (60) days after the occurrence of such casualty (or, with respect to Tenant, within sixty (60) days after Landlord notifies Tenant that more than ten percent (10%) of the Building has been damaged). If either Landlord or Tenant exercises its right to terminate this Lease pursuant to this Section 17.4(c), all Basic Rent and Additional Rent will be prorated as of the date of such casualty. Notwithstanding the foregoing, if Landlord terminates this Lease as a result of a casualty in the final year of the Term, Tenant will have the right to nullify such termination by exercising its renewal rights pursuant to Section 31.1.

        (d)   In the event the Lease is not terminated by either Landlord or Tenant as hereinabove permitted, Landlord shall promptly commence and proceed with reasonable diligence to restore the damaged portion of the Property. If Landlord indicates in its notice that damage can be restored within three hundred sixty five (365) days and such damage is not restored within three hundred sixty five (365) days after the date of the casualty, or if Landlord in Landlord's Notice indicates that it will take a period longer than three hundred sixty five (365) days to restore said portion of the Building and said portions are not restored within such longer period, then this Lease and the Term hereof may at the election of Tenant be terminated by notice in writing from Tenant to Landlord, which notice shall be effective thirty (30) days after the giving of such notice if the Premises and the Building have not been restored by that date. If the Building have been restored within said thirty (30) day period from the date the notice is given, this Lease shall continue in full force and effect.

        17.5    Restoration.    If Landlord is carrying the insurance required pursuant to Section 14.1(f) and the Net Award received by Landlord plus the amount of the Landlord's deductible is not adequate to complete Restoration, Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the amount of such Net Award is ascertained.

If Landlord exercises its right to terminate this Lease pursuant to this Section 17.5, all Basic Rent and Additional Rent will be prorated as of the date of such casualty.

ARTICLE 18
CONDEMNATION

        18.1    Taking.    Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Premises, except that Tenant will be entitled to any award or payment for the Taking of Tenant's trade fixtures or personal property or for relocation or moving expenses, provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority made in settlement of or under threat of any condemnation or other eminent domain proceeding will be deemed to be an award made in such proceeding. Tenant agrees that this Lease will control the rights of Landlord and Tenant with respect to any Net Award and any contrary provision of any present or future law is hereby waived.

        18.2    Entire Premises.    In the event of a Taking of the entire Premises, the Term will terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent will be prorated as of such date.

        18.3    Portion of Premises.    In the event of a Taking of thirty (30%) percent or more of the Premises, if Tenant determines in good faith that the Taking will have a permanent, material, adverse affect on Tenant's operations at the Premises, Tenant may, at any time either prior to or within sixty (60) days after the date the condemning authority takes possession of the applicable portion of the Premises, elect to terminate this Lease by delivering a written termination notice to Landlord. If Tenant fails to exercise such termination option, or if such option does not apply to a Taking, (i) Landlord shall, subject to any Excusable Delay and Section 18.4, cause Restoration to be completed as soon as reasonably practicable, but in no event later than ninety (90) days after the date the condemning authority takes possession of the applicable portion of the Premises, and (ii) the Basic Rent and Additional Rent thereafter payable will be equitably prorated based upon the square footage of the Building actually taken.

        18.4    Restoration.    If the Net Award is inadequate to complete Restoration and Tenant has not elected to terminate this Lease pursuant to Section 18.3 hereof, then Landlord may elect either to complete such Restoration or terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after (i) the date the amount of the Net Award is ascertained, or (ii) the expiration of the sixty (60) day period during which Tenant may terminate this Lease pursuant to Section 18.3. If Landlord terminates this Lease pursuant to this Section 18.4, all Basic Rent and Additional Rent will be apportioned as of the date the condemning authority takes possession of the Premises.

ARTICLE 19
EVENTS OF DEFAULT

        19.1    Events of Default.    Any of the following occurrences, conditions or acts are an "Event of Default" under this Lease:

          (a)   Tenant fails to pay any Basic Rent, Additional Rent or other amount payable by Tenant hereunder within five (5) days after notice of such default is given to Tenant.

          (b)   Tenant or any Guarantor files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law.

          (c)   A petition or answer is filed proposing the adjudication of Tenant or any Guarantor as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant or such Guarantor consents to the filing thereof, or (ii) such petition or answer is not stayed or discharged within ninety (90) days after the filing thereof.

          (d)   A receiver, trustee or liquidator (or other similar official) of Tenant or any Guarantor or of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and not be discharged within ninety (90) days thereafter or if Tenant or such Guarantor consents to such appointment.

          (e)   The estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not be vacated or discharged within sixty (60) days after such levy or attachment.

          (f)    Tenant uses or permits the use of the Premises for any purpose other than expressly specified in Section 8.1 and does not cure such default within thirty (30) days after notice of such default from Landlord.

          (g)   Tenant fails to comply with any of the provisions of Article 11 and does not cure such default within thirty (30) days after notice of such default from Landlord, provided, however if such default cannot be cured within such thirty (30) day period, Tenant shall not be in default as long as Tenant commences to cure such default within such thirty (30) day period and diligently pursues to completion and completes such cure as soon as reasonably possible after receipt of Landlord's notice.

          (h)   Tenant fails to discharge any Lien within the time period set forth in Article 12.

          (i)    Tenant fails to maintain the insurance required by Article 14, or Tenant fails to deliver to Landlord the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c) and, with respect to the delivery of the insurance certificate, Tenant fails to cure such default within ten (10) days after receipt of Landlord's notice.

          (j)    Tenant assigns this Lease or sublets all or any portion of the Premises without complying with all the provisions of Article 16 and does not cure such default within thirty (30) days after notice of such default from Landlord.

          (k)   Tenant fails to deliver to Landlord the subordination agreement required by Section 23.1 within the time period set forth therein.

          (l)    Tenant fails to comply with any Legal Requirement or Insurance Requirement, and such failure continues for a period of ten (10) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured and does not cure such default within ten (10) days after notice of such default from Landlord, provided, however if such default cannot be cured within such ten (10) day period, Tenant shall not be in default as long as Tenant commences to cure such default within such ten (10) day period and diligently pursues to completion and completes such cure as soon as reasonably possible after receipt of Landlord's notice.

          (m)  Tenant defaults in the observance or performance of any provision of this Lease other than those provisions contemplated by clauses (a) through (l) of this Section 19.1 and such default continues for thirty (30) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured, provided, however if such default cannot be cured within such thirty (30) day period, Tenant shall not be in default as long as Tenant commences to cure such default within such thirty (30) day period and diligently pursues to completion and completes such cure as soon as reasonably possible after receipt of Landlord's notice.

ARTICLE 20
CONDITIONAL LIMITATIONS, REMEDIES

        20.1    Termination.    This Lease and the Term and estate hereby granted are subject to the limitation that, whenever an Event of Default has occurred and is continuing, Landlord will have the right, notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to terminate this Lease on a date specified in a written termination notice delivered to Tenant, which date must be at least five (5) days after the date Tenant receives such termination notice. Upon the date specified in Landlord's termination notice, this Lease and the estate hereby granted will terminate with the same force and effect as if the date specified in Landlord's notice was the Termination Date.

        20.2    Remedies.

        (a)   Upon any termination of this Lease pursuant to this Article 20, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may, enter upon, re-enter, possess and repossess the same, but only through summary proceedings if Tenant remains in possession of the Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court will be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises.

        (b)   If Landlord terminates this Lease pursuant to this Article 20, Tenant will remain liable for (i) the sum of (x) all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder until the date this Lease would have expired had such termination not occurred, and (y) all reasonable expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys fees and disbursements and reasonable brokerage fees incurred in so doing), removing and storing any property left in the Premises following such termination, and any and all reasonable expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord's responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the period that would have constituted the balance of the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month will not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. Tenant's liability under this Section 20.2(b) will survive the institution of summary proceedings and the issuance of any warrant thereunder. Notwithstanding anything to the contrary contained in this Section 20.2(b), Tenant shall only be liable for the interest on Landlord's costs of painting, altering or making other improvements to the Premises or any brokerage commissions in connection with reletting the Premises at an interest rate equal to the Prime Rate plus three percent (3%) for the period beginning on the date such costs are incurred by Landlord until the date this Lease was originally scheduled to expire.

        (c)   If Landlord terminates this Lease pursuant to Article 20, Landlord will have the right, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant's liability under Section 20.2(b), an amount equal to the difference (discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded United States Treasury bills or United States Treasury notes having a maturity substantially comparable to the remaining term of this Lease as of the date of such termination, as published in the Federal Reserve Statistical Release for the week before the date of such termination) between (i) the Basic Rent and Additional Rent, computed on the basis of the then current annual rate of Basic Rent and Additional Rent and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, and (ii) the then fair rental value of the Premises for the same period less the costs of reletting expenses, including the cost to paint, alter or divide the space, put the same in proper repair, reasonable attorneys' fees and disbursements, reasonable brokerage fees. Upon payment of such liquidated and agreed final damages, Tenant will be released from all further liability under this Lease with respect to the period after the date of such demand, except for those obligations that expressly survive the termination of this Lease. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Premises, or any part thereof, are relet by Landlord on commercially reasonable basis for a term of one year or more, the amount of rent reserved upon such reletting will be deemed to be the fair rental value for the part of the Premises relet during the term of such reletting.

        20.3    Liquidated Damages.    Nothing herein contained will limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount is greater or less than the excess referred to above.

        20.4    Abandonment.    If Tenant abandons the Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant's right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, Landlord will be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys' and receiver's fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord's interest under this Lease.

        20.5    Indemnity Survives.    Nothing herein will be deemed to affect Landlord's indemnification rights under Section 14.3.

        20.6    Attorneys Fees.    If either party brings an action or other proceeding to enforce any of the terms of this Lease, the non-prevailing party shall pay the reasonable attorneys fees and costs incurred by the prevailing party in such action or proceeding.

        20.7    Landlord's Cure Rights.    If Tenant is in default of any of its obligations under this Lease, Landlord may, without waiving such default, perform such obligations for the account and at the expense of Tenant (a) immediately and without notice in the case of Emergency or with respect to the imposition of any Lien against all or any portion of the Premises, and (b) in any other case, if such default continues after thirty (30) days from the date Landlord delivers a written notice to Tenant stating Landlord's intention to perform such obligation for the account and at the expense of Tenant, provided, however if such default cannot be cured within such thirty (30) day period, Landlord shall not perform such obligations on behalf of Tenant if Tenant commences to cure such default within such thirty (30) day period and is diligently pursuing to completion and completes such cure as soon as reasonably possible after receipt of Landlord's notice. Upon Landlord's demand, Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in performing any obligations of Tenant under this Lease.

        20.8    Remedies Not Exclusive; No Waiver.    Except as otherwise provided in this Article 20, no remedy or election hereunder will be deemed exclusive but will, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity. No provision of this Lease will be deemed to have been waived by Landlord or Tenant unless a written waiver from Landlord or Tenant has first been obtained and, without limiting the generality of the foregoing, no acceptance of Basic Rent or Additional Rent subsequent to any default and no condoning, excusing or overlooking by Landlord or Tenant on previous occasions of any default or any earlier written waiver will be taken to operate as a waiver by the Landlord or Tenant or in any way defeat or otherwise affect the rights and remedies of the Landlord or Tenant hereunder.

        20.9    Landlord Default And Tenant Cure Rights.

        (a)   If Tenant believes that Landlord has failed to perform any of its material obligations under Section 7.2 with respect to the maintenance and repair of certain elements of the Building, Tenant shall have the right to give Landlord a default notice describing in reasonable detail the nature of such default by Landlord and demanding that such default be cured. Landlord shall have ten (10) days to respond to Tenant in writing as to whether it agrees or disagrees with Tenant that Landlord is in default of its obligations under Section 7.2. If Landlord does not agree with Tenant or Landlord does not respond within such ten (10) day period and, in either case, Landlord's failure to repair materially affects Tenant's use and occupancy of the Demised Premises, the issue of whether Landlord is in default of its maintenance obligations shall be decided by arbitration pursuant to Section 29.7. If the arbitrator determines that the Landlord is in default of its maintenance obligations, the provisions of Section 20.9(b) shall apply. Likewise, if Landlord agrees with Tenant that Landlord is in default of such maintenance obligations, the provisions of Section 20.9(b) shall apply.

        (b)   If Landlord agrees with Tenant that it is in default of its obligations under Section 7.2, or an arbitrator determines that Landlord is in such default, Landlord shall within fifteen (15) days deliver to Tenant a construction schedule setting forth the time period and manner in which Landlord will cure such default. If Landlord fails to deliver the construction schedule to Tenant within such fifteen (15) day period, Tenant shall be permitted to cure such after Tenant delivering to Landlord the second notice referred to below. If, however, Landlord delivers such construction schedule, Landlord shall have thirty (30) days after the delivery of such construction schedule to cure such default; provided, however, if the nature of such default is such that more than thirty (30) days are required, then Landlord shall commence the cure within said period and thereafter diligently prosecute the same to completion. If Landlord fails to cure the default within said period, as the same may be extended, or provide Tenant with the construction schedule, then Tenant shall have the right to send Landlord a second notice after the expiration of said period which is substantially the same as the following statement (in at least 18 point bold type): "PURSUANT TO SECTION 20.9(B) OF THE LEASE, IF LANDLORD FAILS TO [DELVER THE CONSTRUCTION SCHEDULE] OR [CURE (SPECIFY DEFAULT) OR IF APPLICABLE, FAILS TO COMMENCE TO CURE (SPECIFIC DEFAULT)] WITHIN TEN (10) DAYS AFTER LANDLORD'S RECEIPT OF THIS SECOND NOTICE, THEN TENANT SHALL HAVE THE RIGHT, UPON NOTICE TO LANDLORD, TO MAKE SUCH REPAIR." If Landlord fails to either cure the default within the time periods provided above or fails to deliver the construction schedule, as the case may be, then, upon notice to Landlord, Tenant may exercise its right to cure the default. In such event, Landlord agrees to reimburse Tenant for the reasonable costs and expenses incurred by Tenant within thirty (30) days after Landlord's receipt of a reasonably detailed statement, together with appropriate supporting documentation, establishing the amount of such costs and expenses with interest at the Default Rate. If Landlord fails to reimburse Tenant for such reasonable costs and expenses within said thirty (30) day period, then Tenant shall have the right, as long as there is no continuing Event of Default, to deduct said reasonable costs and expenses against the next succeeding monthly installment(s) of Basic Rent with interest at the Default Rate. If it is reasonably determined that as a result of Landlord's default there is an imminent threat of (i) an injury to any person, or (ii) material damage to Tenant's property, or (iii) a material interference with

Tenant's ability to conduct its business from the Premises, then such situation shall constitute an emergency and the time periods within which Landlord has to cure the default in question (as set forth above) shall be changed as follows: the thirty (30) day period shall be deemed a five (5) business day period; and the second (2nd) notice shall be a three (3) business day period notice.

ARTICLE 21
ACCESS; RESERVATION OF EASEMENTS

        21.1    Landlord's Access.    Landlord and Landlord's agents and representatives and parties designated by Landlord as having an interest in the Property will have the right to, at all reasonable hours (with advance notice and a representative of Tenant being present), to enter the Premises to: (1) examine the Premises; (2) make repairs and alterations that, in Landlord's reasonable judgment, are necessary for the safety and preservation of the Premises and the Building; (3) show the Premises to prospective new tenants during the last twelve (12) months of the Term; and (4) show the Premises to any mortgagees or prospective purchasers of the Premises. Landlord shall give Tenant three (3) business days prior written notice before commencing any non-emergency repair or alteration.

        21.2    Emergency Access.    Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

        21.3    No Liability.    Landlord, in exercising any of its rights under this Article 21, will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant's use or possession of the Premises and will not be liable to Tenant for same.

        21.4    Minimum Inconvenience.    All work performed by Landlord in the Premises pursuant to this Article 21 shall be performed with as little inconvenience to Tenant's business as is reasonably possible.

        21.5    Locks.    Tenant shall not change any locks or install any additional locks on doors entering the Premises without immediately giving to Landlord a key to such lock. If, in an emergency, Landlord is unable to gain entry to the Premises by the unlocking the entry doors thereto, Landlord will have the right to forcibly enter the Premises and, in such event, Landlord will have no liability to Tenant for any damage caused thereby. Tenant will be solely responsible for any damage caused by Tenant's failure to give Landlord a key to any lock installed by Tenant.

        21.6    Reservation of Rights.    Landlord reserves the right to make changes, alterations, additions, improvements, repairs and replacements to (i) those portions of the Premises that Landlord is obligated to maintain and repair pursuant to Section 7.2, (ii) the Building and the Property, and (iii) fixtures and equipment in the Building, in each case as Landlord reasonably deems necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that Landlord shall not unreasonably obstruct access to the Premises or unreasonably interfere with Tenant's use of the Premises. Nothing contained in this Article 21 will be deemed to relieve Tenant of any obligation to make any repair, replacement or improvement or comply with any applicable Legal Requirements.

ARTICLE 22
ACCORD AND SATISFACTION

        No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated will be deemed to be other than on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any payment of rent will be deemed an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE 23
SUBORDINATION

        23.1    Subordination.

        (a)   This Lease and the Term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or any portion of the Premises or Landlord's interest therein and to all ground or master leases which may now or at any time hereafter affect all or any portion of the Premises (any such mortgage or ground lease being herein called an "Underlying Encumbrance"), provided that Tenant receives from the holder of such Underlying Encumbrance a Non-Disturbance Agreement referred to in Section 23.1(b). From time to time, upon not less than ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments required by the holder of any Underlying Encumbrance that may be necessary or proper to effect such subordination, or to confirm or evidence the same, provided that Tenant receives a Non-Disturbance Agreement referred to in Section 23.1(b). Such instrument shall confirm such holder's agreement not to disturb or otherwise diminish Tenant's interests or rights in and under this Lease, as provided in this Section 23.1(b).

        (b)   If Landlord requires Tenant to subordinate this Lease to the lien of an Underlying Encumbrance, Landlord shall deliver to Tenant a Non-Disturbance Agreement from the holder of such Underlying Encumbrance in the form described below (a "Non-Disturbance Agreement"). The Non-Disturbance Agreement shall provide that if Landlord's interest in this Lease shall be foreclosed, then, provided Tenant is not in default of any of its obligations hereunder (a) Tenant's occupancy of the Premises shall not be disturbed provided that Tenant shall attorn to and recognize the holder of said Underlying Encumbrance, as Tenant's landlord hereunder, and (b) Tenant's rights hereunder shall remain in full force and effect. Such Non-Disturbance Agreement shall be in such form and substance as the holder of the Underlying Encumbrance shall prescribe provided the same meets commercially reasonable standards for similar transactions. The Non-Disturbance Agreement shall also contain subordination language and provide that if all or any portion of Landlord's estate in the Premises is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Premises shall not be (a) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, unless such act or omission continues from and after the date upon which the new owner succeeds to the interest of such prior landlord (in which case, the new owner shall only be liable for the damages arising after the date it succeeds to such interest), (b) subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one (1) month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder) unless paid in accordance with the applicable provisions of this Lease, and (d) liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease prior to the date such person, firm or corporation acquired title to the Property, provided that, if at the time such person, firm or corporation succeeds to the interest in the Premises the Base Building and the Tenant Finish Work is not completed, such successor shall be responsible for the completion of the Base Building Work and the Tenant Finish Work pursuant to the terms of this Agreement.

        23.2    Conveyance by Landlord.    If all or any portion of Landlord's estate in the Property is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided in any mortgage or by law or equity, such person, firm or corporation (a) will not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (b) will not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) will not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one month in advance (except for any unapplied security deposit), and (d) will be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person, firm or corporation holds such interest, provided that, if at the time such person, firm or corporation succeeds to the interest in the Premises the Base Building and the Tenant Finish Work is not completed, such successor shall be responsible for the completion of the Base Building Work and the Tenant Finish Work pursuant to the terms of this Agreement.

        23.3    Cure Rights.    In the event of a casualty or an act or omission by Landlord that gives Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (other than Tenant's right to make emergency repairs or alterations as set forth in Section 20.9(b)) or make any such claim until (i) Tenant has delivered written notice of such casualty, act or omission to the holder of each Underlying Encumbrance, and (ii) the holder of each Underlying Encumbrance has had a reasonable opportunity to, with reasonable diligence, remedy such casualty, act or omission, provided such holder of the Underlying Encumbrances commences to cure such act or omission within thirty (30) days after the holder receives notice thereof and thereafter diligently prosecutes such cure to completion; provided, however, in no event shall the time for the holder of an Underlying Encumbrance to remedy a casualty, act or omission be extended to include the time required for the holder of the Underlying Encumbrance to obtain possession or control of the Premises by foreclosure or any other means. Landlord shall provide Tenant with the name and current address of the holder of each Underlying Encumbrance.

ARTICLE 24
TENANT'S REMOVAL

        24.1    Surrender.    Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean in the condition required to be maintained under Article 7. Any personal property remaining in the Premises after the expiration or earlier termination of this Lease will be deemed to have been abandoned by Tenant and Landlord will have the right to retain such property as its own or dispose of such property at Tenant's sole cost and expense.

        24.2    Intentionally Omitted.

        24.3    Holding Over.    If Tenant, or any assignee or subtenant of Tenant, holds over possession of the Premises beyond the expiration or earlier termination of this Lease, such holding over will not be deemed to extend the Term or renew this Lease but such holding over will continue upon the terms, covenants and conditions of this Lease except that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant or such assignee or subtenant holds over will be a liquidated sum equal to one-twelfth (1/12th) of 125% times the Basic Rent and Additional Rent (calculated as if the Lease were still in existence) required to be paid by Tenant during the calendar year preceding the expiration or earlier termination of this Lease for the first sixty (60) days of the holdover and 150% times the Basic Rent and Additional Rent (calculated as if the Lease were still in existence) after such sixty (60) day period. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant or any assignee or subtenant of Tenant to timely surrender possession of the Premises will exceed the amount of the monthly Basic Rent and Additional Rent and will be impossible to accurately measure. If the Premises are not surrendered upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay. Nothing contained in this Lease will be construed as a consent by Landlord to the occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease. Tenant shall, at its sole cost and expense, take all actions required to remove any assignee or subtenant of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. The provisions of this Article 24 will survive the expiration or earlier termination of this Lease.

ARTICLE 25
BROKERS

        Tenant represents and warrants to Landlord that Tenant has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Lease other than the Brokers. Tenant shall indemnify and hold harmless Landlord from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys' fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with Tenant in connection with this Lease. The provisions of this Article 25 will survive the expiration or sooner termination of this Lease.

ARTICLE 26
NOTICES

        Every notice or other communication required or contemplated by this Lease shall be in writing sent by a party or its legal representative and shall be delivered by: (i) certified or registered mail, postage prepaid, return receipt requested, (ii) nationally recognized overnight courier, such as Federal Express or UPS, or (iii) facsimile (with notice delivered the next day by any of the other methods of delivering notice provided herein), in each case addressed to the intended recipient at the address set forth in the Basic Lease Provisions or at such other address as the intended recipient previously designated by written notice to the other party. Notices or other communications required or permitted by this Lease or by law to be served on, given to or delivered to either party by the other party to this Lease shall be deemed duly served, given or delivered when delivered to the party to whom it is addressed (or when delivery is first refused or rejected).

ARTICLE 27
NONRECOURSE

        Tenant will have no recourse against any individual or entity comprising Landlord, including, without limitation, the members, partners, directors, trustees, and officers of Landlord, in connection with this Lease.

ARTICLE 28
SECURITY DEPOSIT

        28.1    Security.    Concurrently with the execution of this Lease, Tenant shall deposit with Landlord an unconditional "evergreen" letter of credit in an amount equal to $5,000,000.00 from a recognized commercial banking institution located in the State of New Jersey or the City of New York and having a net worth of at least $500,000,000.00 (the letter of credit as increased and decreased as provided in this Article 28 is hereinafter referred to as the "Letter of Credit"). Simultaneously with the Phase 1 Commencement Date, Tenant shall deposit with the Landlord an amendment to the letter of credit increasing the Letter of Credit to $10,000,000.00. The letter of credit, as same may be amended, will be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease. The letter of credit must be payable upon sight draft, together with a certification from Landlord that Tenant is in default under this Lease and such default has continued beyond any applicable notice and cure period. If (i) any Basic Rent, Additional Rent or other sum payable by Tenant to Landlord is not paid when due, or (ii) Landlord makes any payments on behalf of Tenant, or (iii) Tenant fails to perform any of its obligations under this Lease, and any of the foregoing have continued beyond any applicable notice and cure period, then, in each case, Landlord will have the right, without prejudice to any other remedy Landlord may have, to draw down such letter of credit to compensate or reimburse Landlord, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or other loss or damage sustained by Landlord on account of Tenant's default. The Security will not be deemed to be (x) a limitation on Landlord's damages, (y) a payment of liquidated damages, or (z) an advance of the Basic Rent or Additional Rent. If

Landlord uses, applies, or retains all or any portion of the Security, Tenant shall immediately restore the Security to its original amount. If the letter of credit requires renewal, Tenant shall furnish to Landlord evidence of such renewal at least thirty (30) days prior to the expiration date of the letter of credit. If Tenant fails to timely provide Landlord with such evidence of renewal, Landlord will have the right to cash the letter of credit and to retain the proceeds as security hereunder. Landlord will not be required to keep any cash security separate from its own funds. Landlord will have no fiduciary responsibilities or trust obligations with regard to any cash security and will not be obligated to pay Tenant any interest on any cash security. Tenant shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security.

        28.2    Reduction of Letter of Credit.    The Letter of Credit shall be reduced upon the occurrence of the events set forth in this Section 28.2, provided, however, in no event shall the Letter of Credit be reduced below $973,946.25. The Letter of Credit shall be reduced by $2,000,000 for each of the following occurrences (subject to the cap for the reduction set forth in the first sentence of this Section): (i) the approval by the Federal Drug Administration of the drug Cleviprex and the first invoiced commercial sale of such drug, (ii) the approval by the Federal Drug Administration of the drug cangrelor and the first invoiced commercial sale of such drug, and (iii) the extension of the existing patent for the drug Angiomax. In addition, the Letter of Credit shall be reduced by $1,289,436.25 on August 1, 2009 and on August 1 of each subsequent year, subject to the cap for the reduction set forth in the first sentence of this Section.

        28.3    Return of Security.    Any part of the Security not used, applied, or retained by Landlord shall be returned, without interest, to Tenant within thirty (30) days after the end of the Term, subject to Landlord's final inspection of the Premises. Notwithstanding the foregoing, if Landlord, in its sole discretion, has sufficient evidence that the Security has been assigned to an assignee of this Lease, then Landlord shall return the Security to such assignee and, upon such return, will be released from all liability with respect to the Security.

        28.4    Bankruptcy.    In the event of bankruptcy or other debtor-creditor proceeding against Tenant, the Security will be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

        28.5    Transfer of Security.    In the event of any transfer of title to the Property or the Building or any assignment of Landlord's interest under this Lease, Landlord will have the right to transfer the Security to such transferee, provided that Landlord gives Tenant the name and address of such transferee. Following any such transfer of the Security, Landlord will be automatically released from all liability for the return of the Security provided the transferee has assumed Landlord's obligations with respect to the Security. The provisions of this Section 28.4 will apply to every transfer of the Security to a new transferee.

ARTICLE 29
MISCELLANEOUS

        29.1    Miscellaneous.    This Lease may not be amended except by an instrument in writing signed on behalf of both parties. If any provision of this Lease is held unenforceable by a court of competent jurisdiction, all other provisions of this Lease will remain effective. If any provision of this Lease is held unenforceable only in part or degree, it will remain effective to the extend not held unenforceable. This Lease will bind and benefit both parties permitted successors and assigns. The table of contents and the Article and Section headings contained in this Lease are for convenience of reference only and will not limit or otherwise affect the meaning of any provision of this Lease. This Lease may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument.

        29.2    No Surrender.    No act or thing done by Landlord or Landlord's agents during the Term will be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender will be valid unless in writing and signed by Landlord. No employee of Landlord or Landlord's agents will have any authority to accept the keys to the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord's agents will not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

        29.3    Statements and Bills.    Landlord's failure to prepare and deliver to Tenant any statement, notice or bill will in no way cause Landlord to forfeit or surrender its rights to collect any amounts due and owing to Landlord.

        29.4    Tenant's Financials.    Tenant shall keep proper books and records of account in accordance with generally accepted accounting principles consistently applied. Tenant shall deliver to Landlord, within one hundred eighty (180) days after the close of each Tenant's fiscal year, a balance sheet and statement of income and expense for such year (which statement must separately set forth the expenses of the Premises). In addition, Tenant shall provide Landlord, within ten (10) days of Landlord's request, such other information with respect to Tenant as Landlord may reasonably request from time to time. All financial statements must include a complete comparison with the figures for the preceding year and must be certified by (a) the chief financial officer of Tenant, or (b) if prepared by any accounting firm, by such accounting firm.

        29.5    No Offer.    The submission of this Lease to Tenant for examination does not constitute an offer to lease the Premises on the terms set forth herein. This Lease will become effective only upon the execution and delivery of the Lease by Landlord and Tenant.

        29.6    Access.    Subject to all applicable Legal Requirements and to Landlord's rules and regulations, Tenant shall be permitted keyed access to the Premises twenty-four (24) hours per day, seven (7) days per week.

        29.7    Arbitration.    In any case in which it is provided by the terms of this Lease that any matter be determined by arbitration, the same shall be settled by arbitration in the County seat of the County in which the Property is located in accordance with the Rules of the American Arbitration Association (or its successor then existing) for Expedited Procedures by a panel of three arbitrators. The determination in such arbitration proceeding shall be conclusive upon the parties, and judgment upon any award or decision may be entered in any court having jurisdiction thereof. The costs, fees, and expenses of the arbitrator or arbitrators, and/or the American Arbitration Association shall be shared equally by the parties thereto provided that Landlord and Tenant shall each pay their respected legal fees. This Section 29.7 shall survive termination or expiration of this Lease.

        29.8    Memorandum of Lease.    Simultaneously with execution of this Lease, the parties will execute the Memorandum of Lease in the form of Schedule E, and Tenant shall be entitled to record the executed Memorandum of Lease in the Morris County Clerk's office.

        29.9    Publicity.    Except for releases required by law, including without limitation, federal securities laws, any release to the public of information with respect to this Lease or any of its terms will be made only in the form approved by Landlord and Tenant and their respective counsel, which approval shall not be unreasonably withheld or delayed.

ARTICLE 30
USA PATRIOT ACT

        Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order") and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

ARTICLE 31
EXTENSION OPTION

        31.1    Extension Option.    Subject to the terms and conditions of this Section 31.1, Landlord hereby grants to Tenant the right to extend the original Term for two (2) successive periods of five (5) years each (each an "Extension Period"). If Tenant desires to exercise the extension option, Tenant shall notify Landlord on or before the date which is fifteen (15) months prior to the expiration of the original

Term or the first Extension Period, as the case may be. If Tenant fails to timely notify Landlord of its election to extend this Lease, Tenant will be deemed to have waived its right to extend the term of this Lease, time being of the essence with respect to the exercise of any extension option. If Tenant exercises an extension option, all of the terms and conditions of this Lease will apply to the applicable Extension Period, except that the Basic Rent for each Extension Period will an amount determined pursuant to Section 31.2. In connection with any extension of the Term, Landlord will not be obligated to do any work to the Premises and will not be obligated to contribute to the cost of any work done to the Premises by Tenant. Tenant's right to exercise the extension option is expressly subject to the condition that, on both the date Tenant exercises the extension option and the commencement date of the Extension Period, Tenant is not in default of any monetary obligation or any material non-monetary obligation under this Lease beyond any applicable cure period. If the foregoing condition is not satisfied on both the date Tenant exercises an extension option and the commencement date of an Extension Period, then any notice exercising the extension option will be automatically null and void.

        31.2    Extension Period Rent.

        (a)   Tenant shall pay to Landlord, as Basic Rent during each Extension Period, ninety-five percent (95%) of the Fair Market Rental Value of the Premises. "Fair Market Rental Value" means the annual basic rent for each year of the relevant period for which, on the terms and conditions of this Lease, a willing landlord would rent the Premises to a willing tenant with neither party being compelled to rent and after appropriate exposure of the Premises to the market for a reasonable period of time, taking into consideration the amount of brokerage commissions to be paid by landlord in connection with the extension. Fair Market Rental Value will not include the cost of improvements or alterations to the Premises which were paid for by Tenant and not reimbursed by Landlord.

        (b)   At least one hundred eighty (180) days prior to the expiration of the initial Term or the first Extension Period, as the case may be, Landlord and Tenant shall endeavor to mutually agree upon the Fair Market Rental Value. If the parties do not agree on the Fair Market Rental Value prior to ninety (90) days prior to the expiration of the initial Term or the first Extension Period, as the case may be, as evidenced by an amendment to this Lease executed by Landlord and Tenant, then, no later than seventy-five (75) days prior to the expiration of the initial Term or the first Extension Period, as the case may be,, Landlord and Tenant shall deliver to each other Landlord's or Tenant's, as the case may be, determination of the Fair Market Rental Value. If the two determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the two determinations. If Landlord's and Tenant's determinations of Fair Market Rental Value differ by five percent (5%) or more, then the Fair Market Rental Value will be determined pursuant to Section 31.2(c).

        (c)   If Landlord's and Tenant's determinations of Fair Market Rental Value differ by five percent (5%) or more, then, within ten (10) days each party delivers to the other party such party's determination of the Fair Market Rental Value, Landlord and Tenant shall each appoint one disinterested appraiser having the qualifications set forth herein. Each such appraiser must be a Member of the Appraisal Institute (MAI) and have at least ten (10) years of experience appraising multi-tenanted office buildings in northern New Jersey as a MAI appraiser. If either Landlord or Tenant fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by Landlord or Tenant, as the case may be, shall appoint an appraiser having the qualifications set forth herein. As promptly as possible, but in no event later than thirty (30) days after the appointment of both appraisers, the appraisers shall notify Landlord and Tenant in writing of their determination of the Fair Market Rental Value. The Fair Market Rental Value so selected by the two appraisers will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant. If the two appraisers are unable to agree as to the Fair Market Rental Value, but their determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the determinations of the two appraisers. If the two appraisers' determinations differ by five percent (5%) or more, then the two appraisers shall, promptly agree upon and appoint a third appraiser having the qualifications set forth herein. The third appraiser shall, within thirty (30) days of appointment, determine which of the two initial appraiser's determination of Fair Market Rental Value is the closest to the actual Fair Market Rental Value, taking into account the requirements of this Section 31.2, and shall notify Landlord and Tenant thereof. The Fair Market Rental Value selected by the third appraiser will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant. Upon the determination of the Fair Market Rental Value, Landlord and Tenant shall promptly execute an instrument setting forth the amount of such Fair Market Rental Value. In determining the Fair Market Value, the appraisers will only review the rent payable by other tenants for space in excess of 100,000 square feet in the area that the Building is located.

        (d)   If Tenant becomes obligated to pay Basic Rent for an Extension Period prior to the determination of Fair Market Rental Value pursuant to this Section 31.2, Tenant shall commence paying the Basic Rent in an amount equal to the monthly installment of Basic Rent for the month immediately prior to such Extension Period. Within five (5) days of the determination of Fair Market Rental Value, Tenant shall pay to Landlord the difference, if any, between the Basic Rent paid by Tenant pursuant to the foregoing sentence and the Fair Market Rental value for such period. Each party shall pay the fees and expenses of the appraiser appointed by such party and one-half of the other expenses of any appraisal proceeding, including, if applicable, the fees and expenses of a third appraiser.

ARTICLE 32
ROOF RIGHTS

        32.1    Roof Rights.    Tenant shall have the right to install, maintain and operate a satellite dish or antenna (the "Dish") and all necessary related equipment on the roof of the Building subject to the following terms, conditions and limitations: (i) the location of the Dish shall be on the roof of the Building in a location reasonably approved by Landlord; (ii) Landlord approves the size of the Dish, (iii) installation, operation, maintenance, repair, replacement and removal of the Dish and related equipment, and any attendant costs and expense, shall be the sole responsibility of Tenant and be subject to Landlord's rules and regulations; (iv) Tenant shall obtain any approval required by any regulatory body having authority over the installation or operation of the Dish and upon Landlord's request, shall deliver evidence of same to Landlord; (v) Tenant's installation or operation of the Dish shall not materially interfere with the operation or any other transmission or receiving device at the Building, (vi) any penetration of the roof shall be performed by contractors selected by Landlord; and (vii) Tenant shall give Landlord reasonable prior notice of the necessity to access the Dish for service, except in the case of an emergency; and (viii) Tenant shall repair any damage to the roof caused by its installation, maintenance, operation or removal of the Dish in a manner prescribed by Landlord. In no event shall Tenant be charged a rental or fee for the use of the rooftop space for its first satellite dish and related equipment or for the use of the Building's risers.

ARTICLE 33
SIGNAGE

        33.1    Signs.    Tenant will have the exclusive right to place a sign on (i) the exterior monument currently located on the Premises, (ii) signage on the "face" of the Building in a location determined by Tenant, which signage may be lighted; and (iii) signage in the Building in locations determined by Tenant. At Tenant's option, Tenant's signage may refer to the Building as the name then being utilized by the Tenant. Upon such removal, Tenant shall reimburse Landlord for the cost of removal and the cost of restoration of the Building to as close as reasonably possible to the condition it was in immediately prior to the installation of the signage.

        33.2    Legal Requirements.    All signage installed by Tenant shall comply with all Legal Requirements. Tenant, at its sole cost and expense, may fabricate and install any of the signage described in Section 33.1, subject to Landlord's approval as to size, lettering, color and aesthetics of the façade sign and the monuments sign, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant, at its sole cost and expense, shall be responsible for obtaining any required governmental approvals for such signage. Landlord shall cooperate with Tenant in obtaining any governmental approvals for such signage and Tenant shall be responsible for reimbursing Landlord for actual expenses incurred by Landlord in obtaining any governmental approvals.

        33.3    Installation.    Landlord shall have the right to approve (which approval shall not be unreasonably withheld, conditioned or delayed) the method to be used by Tenant in installing any of the signage described in this Article 33. Tenant, at its sole cost and expense, shall be responsible for removing any signage at the end of the Term and repairing any damage to the Building caused by such installation or removal. Upon such removal, Tenant shall restore the area of the Building or the Land to as close as reasonably possible to the condition it was in immediately prior to the installation of the signage.

        33.4    Restrictions.    Except as expressly set forth in Section 33.1, Tenant shall not display or erect any lettering, signs, advertisements, awnings or other projections on the exterior of the Building.

ARTICLE 34
REPRESENTATIONS AND WARRANTIES

        34.1    Landlord's Representations and Warranties.

        (a)   As of the date hereof, all documents, correspondence, memoranda, data and other information in Landlord's possession or control relating to the pending real estate tax appeal for the Building have been provided to or otherwise made available to the Tenant for its review.

        (b)   Landlord warrants to Tenant that the Tenant Finish Work shall be of good quality and free from any defects in materials and workmanship for a period of one (1) year from and after Substantial Completion of the Tenant Finish.

        (c)   Landlord represents, warrants and covenants that, to the best of its knowledge:

          (i)    the Property is in compliance with all Legal Requirements as of the date hereof and will be in compliance with a Legal Requirements as of the Commencement Date. The Phase 2 Premises will be in compliance with all Legal Requirements as of the Phase 2 Premises Commencement Date. The Phase 3 Premises will be in compliance with all Legal Requirements as of the Phase 3 Premises Commencement Date;

          (ii)   Landlord has good and marketable fee simple title to the Property. The only mortgage encumbering the Property is held Wachovia Bank, N.A., which mortgage is in full force and effect without any default or allegation of default on the part of Landlord. Prior to the execution of this Lease, Landlord has delivered to Tenant Landlord's Title Policy for the Property. Other than the mortgage currently held by Wachovia Bank, N.A., Landlord is not aware of any encumbrances or liens affecting the Property, other than as set forth on the Title Policy previously delivered to Tenant;

          (iii)  no litigation, administrative or other proceedings are pending or threatened involving Landlord or the Property other than the tax appeal referred to above or an action involving the current tenant on the Property;

          (iv)  No public improvement work has been commenced or completed for which an assessment for public improvements has been or can be imposed; and

          (v)   Landlord intends to re-use only those items, materials and/or equipment identified in Schedule F ("Re-Used Items") in connection with the renovation and construction of the Premises. Prior to the Commencement Date Landlord will provide a written list of any items, materials and/or equipment other than those listed in Schedule F that are re-used in connection with the renovation and construction of the Premises. All items listed, together with any items, materials and equipment not listed but that are used in connection with the renovation and construction of the Premises, shall be deemed to be added to and part of the "Re-Used Items" listed on Schedule F.

[Remainder of page left blank intentionally.]

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	Landlord:
8 SYLVAN WAY, LLC
	By:	Hampshire Partners Fund VI, L.P., its sole member
		By:	Hampshire Partners LLC, its General Partner
/s/ ROBERT A. KLAUSNER			By:	/s/ MARK ROSEN Name: Mark Rosen, Sr. Title: Vice President
WITNESS:	TENANT:
THE MEDICINES COMPANY
/s/ BILL O'CONNOR	By:	/s/ CLIVE MEANWELL Name: Clive Meanwell Title: CEO

SCHEDULE A

LEGAL DESCRIPTION OF LAND

Schedule A-4

Policy No.: 72106-1424523
File No.: ED-000158-07

Legal Description

        ALL that certain lot, parcel or tract of land, situate and lying in the Township of Parsippany-Troy Hills, County of Morris, State of New Jersey, and being more particularly described as follows:

        SAID PREMISES BEING DESIGNATED as Lot 1.11 in Block 202 on a certain map entitled "Final Plat Section 2, Bellemead Development Corporation, Lot 1-09 Block 202 on sheets 71 & 72, Parsippany-Troy Hills, Morris County, New Jersey" made by Ernest T. Chick and Meno Nershi, dated 8/29/77 and filed in the Morris County Clerk's Office on November 7, 77 as Filed Map #3640.

        BEGINNING at a point on the northeasterly R.O.W. line of Sylvan Way a 66' wide R.O.W., said point being located 1658.80 feet along various courses from the southeasterly R.O.W. Line of Century Drive if extended, said point also being the most southeasterly corner of Lot 1.10 in Block 202 of Lands n/f 4 Sylvan Way Assoc Gale Company-Bev, said point also marking the common line between Lot 1.10 and Lot 1.11 in Block 202 as shown on the current assessment map of the Township of Parsippany and running thence:

  (1)
  along the common line between Lot 1.10 and lot 1.11 in Block 202, North 28 degrees 44 minutes 05 seconds East for a distance of 901.14 feet; thence

  (2)
  South 49 degrees 20 minutes 25 seconds East for a distance of 53.43 feet; thence

  (3)
  South 61 degrees 00 minutes 00 seconds East for a distance of 701.72 feet; thence

  (4)
  along the common line between Lot 1.12 n/f lands of PW/MS OP Sub 1 LLC c/o Gale Company and Lot 1.11 in Block 202, South 28 degrees 44 minutes 05 seconds West for a distance of 852.825 feet to an iron pipe on the northeasterly R.O.W. line of Sylvan Way a 66' wide R.O.W. line of Sylvan Way a 66' wide R.O.W.; thence

  (5)
  along the said northeasterly R.O.W. line of Sylvan Way, North 63 degrees 37 minutes 53 seconds West for a distance of 174.94 feet to a concrete monument marking the angle point of said R.O.W. line; thence

  (6)
  continuing along the northeasterly R.O.W. line of Sylvan Way, North 62 degrees 57 minutes 35 seconds West for a distance of 399.89 feet to a concrete monument marking an angle point in said R.O.W. line; thence

  (7)
  continuing along the northeasterly R.O.W. line of Sylvan Way, North 66 degrees 02 minutes 09 seconds West for a distance of 180.11 feet to the point and place of BEGINNING.

        The above description is drawn in accordance with a survey prepared by DMC Associates, Inc. Land Surveyors, dated March 14, 2007.

        FOR INFORMATIONAL PURPOSES ONLY: Also known as Lot 1.11 in Block 202 on the Township of Parsippany-Troy Hills Tax Map.

ALTA Owner's Policy
Schedule A

SCHEDULE B

PROPERTY

HUDSON CT
EVERSONG CT
OAK RIDGE ROAD
DUNELLEN ROAD
LOT 1.11
BLOCK 202
PROPOSED
OFFICE BUILDING EXPANSION
SYLVAN WAY
(60' WIDE R.O.W.)

GENERAL NOTES

LEGEND

SIGNAGE TABLE

GRAPHIC SCALE

BOHLER ENGINEERING, P.C.

K.L. HANEY | G.B. MURRAY

SITE PLAN

SCHEDULE C
WORK LETTER

        Subject to and in consideration of the provisions of the lease between Landlord and Tenant (the "Lease") to which this Exhibit C is attached, Tenant shall design and Landlord's general contractor, Structuretone Inc. (the "General Contractor"), shall construct the Tenant Finish Work as set forth in this Exhibit, at Tenant's sole cost and expense (subject to Landlord contributing the Allowance to the cost of such work, as provided below).

        The provisions of this Exhibit shall have the same force and effect as if this Exhibit were a numbered paragraph in the Lease. In addition, the capitalized terms herein shall have the same meanings as ascribed thereto in the Lease, unless otherwise expressly provided herein to the contrary. The provisions of this Work Letter are intended to supplement the Lease and are specifically subject to the provisions thereof. In the event of any conflict between the provisions of the Lease and the provisions of this Work Letter, the provisions of the Lease shall control except with respect to each parties rights to arbitration as provided herein. Landlord and Tenant will identify their participants.

1.
Plans and Schedules:

1.1
Subject to the provisions of this Lease, Landlord and Tenant have agreed to the following schedule for the completion of the Tenant Finish Work:

a.	At Landlord's expense, Landlord shall provide to Tenant Schematic Architectural Drawings for the Phase 1 Premises showing all walls and building details sufficient for the Tenant's Architect to begin the Preliminary Plans (as hereinafter defined) on or before:	8/1/07
b.
	At Tenant's expense, Tenant shall provide to Landlord Design Development Plans for the Tenant Finish Work (the "Preliminary Plans") for the Phase 1 Premises, which detail the Tenant requests to the Schematic Architectural Drawings referenced above in Paragraph a, on or before:	1/10/08
c.
	Landlord shall provide approval or disapproval of the Preliminary Plans for the Phase 1 Premises along with an estimated line item budget which includes any costs associated with changes requested by Tenant to the Tenant Finish Work, on or before:	1/24/08
d.	At Tenant's expense, Tenant shall provide to Landlord the Final Plans for the Phase 1 Premises on or before:	2/7/08
e.	Based on the Final Plans and subcontractor bids accepted by Tenant, Landlord shall provide a final all-in budget for the Phase 1 Premises on or before:	3/6/08
f.	Based on scope selected by Tenant, Landlord and Tenant shall agree upon a budget for the Phase 1 Premises on or before:	3/13/08
g.	Landlord shall Substantially Complete the Tenant Finish Work for the Phase 1 Premises and shall obtain a Certificate of Occupancy or a Temporary Certificate of Occupancy on or before:	7/31/08
h.	Intentionally Deleted
i.
	Tenant will define a voice/data cabling requirement on drawings so that Landlord will have all necessary wires and cables installed during the rough framing and electrical installation period on or before:	2/8/08
j.	Intentionally Deleted

k.	At Tenant's expense, Tenant shall provide to Landlord the Final Plans for the Phase 2 Premises on or before:	1/15/09
l.	Based on the Final Plans and subcontractor bids accepted by Tenant, Landlord shall provide a final all-in budget for the Phase 2 Premises on or before:	2/15/09
m.	Based on scope selected by Tenant, Landlord and Tenant shall agree upon a budget for the Phase 2 Premises on or before:	3/15/09
n.	Landlord shall Substantially Complete the Tenant Finish Work for the Phase 2 Premises and shall obtain a Certificate of Occupancy or a Temporary Certificate of Occupancy on or before:	7/31/09
o.	Intentionally Deleted
p.	At Tenant's expense, Tenant shall provide to Landlord the Final Plans for the Phase 3 Premises on or before:	1/15/10
q.	Based on the Final Plans and subcontractor bids accepted by Tenant, Landlord shall provide a final all-in budget for the Phase 3 Premises on or before:	2/15/10
r.	Based on scope selected by Tenant, Landlord and Tenant shall agree upon a budget for the Phase 3 Premises on or before:	3/15/10
s.	Landlord shall Substantially Complete the Tenant Finish Work for the Phase 3 Premises and shall obtain a Certificate of Occupancy or a Temporary Certificate of Occupancy on or before:	7/31/10
1.2
By the dates set forth above in Paragraph 1.1, Tenant shall deliver to Landlord four (4) sets of Preliminary Plans for the Phase 1 Premises, the Phase 2 Premises and the Phase 3 Premises, respectively, for Landlord's approval, which shall not be unreasonably withheld. Landlord acknowledges that the scope of said review shall be limited only to determining whether any of the proposed work may adversely affect the Base Building Work and whether the proposed work conforms aesthetically to the Base Building Work. Landlord shall notify Tenant whether it approves or disapproves of such Preliminary Plans within ten (10) business days after Landlord's receipt thereof. If Landlord disapproves of the proposed Final Plans, such notice shall contain Landlord's reasons for such disapproval with reasonable specificity and the requested modifications and/or eliminations. If Landlord notifies Tenant of any objections to such Preliminary Plans (such notice, an "Objection Notice"), Tenant shall make necessary revisions and resubmit the same to Landlord within five (5) business days of Tenant's receipt of the Objection Notice. Landlord shall approve or disapprove such revised Preliminary Plans within five (5) business days after Tenant submits the same to Landlord, including the reasons for its objections with reasonable specificity and noting those changes that, if made, would render the revised Preliminary Plans acceptable to Landlord. Landlord's approval will be evidenced by endorsement to that effect on one set of the Preliminary Plans and the return of such signed set to Tenant.

1.3
By the date set forth above in Paragraph 1.1, Tenant shall deliver to Landlord, for its approval four (4) sets of the Final Plans for the Phase 1 Premises, the Phase 2 Premises and the Phase 3 Premises, respectively, prepared in conformity with the Preliminary Plans. As used herein, the "Final Plans" shall be defined as those drawings, plans, and specifications for the Tenant Finish Work submitted to and approved by Landlord, which shall include any necessary working drawings, details, schedules, and specifications for all architectural, electrical, mechanical systems and plumbing work within the Premises in a form sufficient to enable the General Contractor or his authorized agent to obtain all construction permits and to perform the Tenant Finish Work without the need for additional details or information. Within ten (10) Business Days after Landlord's receipt of Tenant's proposed Final Plans, Landlord shall provide Tenant notice of its approval or disapproval of the same. The scope of Landlord's review during said time period shall be to determine whether the proposed Final Plans conform to the Preliminary Plans and meet the requirements of governmental authorities. In the event Landlord disapproves of the proposed Final Plans, such notice shall contain Landlord's reasons for such disapproval and the requested modifications and/or eliminations. Tenant shall have five (5) Business Days after receipt of Landlord's notice of disapproval to modify or eliminate those items that Landlord has disapproved and to resubmit such proposed Final Plans for review. Upon receipt of such resubmitted plans (a "Second Disapproval"), Landlord shall have five (5) Business Days to provide Tenant notice of its approval or disapproval of the same. In the event Landlord disapproves of such resubmitted plans, such written notice shall again contain Landlord's reasons for such disapproval and the requested modifications and/or eliminations. Tenant acknowledges that, subject to the provisions of Paragraph 5 hereof, any days from the date of a Second Disapproval until the date Landlord approves of any further proposed Final Plans as the Final Plans shall constitute Tenant Delays.

1.4
Landlord agrees that any approvals required of it under this Work Letter shall not be unreasonably withheld or if Landlord fails to notify Tenant of its approval or disapproval of Preliminary Plans or Final Plans within the time period provided in this Work Letter, Landlord shall be deemed to have approved the proposed Final Plans. Any dispute regarding approval of the Preliminary Plans and Final Plans shall be resolved in accordance with the Expedited Procedures set forth by the American Arbitration Association for expedited arbitration. If completion of the Preliminary Plans or Final Plans is delayed pending the outcome of arbitration, the period of delay shall be a Tenant Delay if the dispute is resolved in favor of Landlord and a Landlord Delay if the dispute is resolved in favor of Tenant.

1.5
Landlord shall cause the General Contractor to identify the subcontractors to be asked to bid on performing the Tenant Finish Work. Landlord shall solicit a minimum of three (3) bids for the Tenant Finish Work for each trade estimated to cost in excess of Fifty Thousand and 00/100 Dollars ($50,000.00), including at least one subcontractor identified by Tenant. Upon a review of all bids, Landlord shall cause the General Contractor to forward to Tenant a summary of said bids, together with Landlord's recommendation regarding the award of each subcontract. Tenant shall select the subcontractors it desires the General Contractor to use by notifying the General Contractor within three (3) days after its receipt of the recommendations by the General Contractor. If Tenant fails to notify the General Contractor of its selection of the subcontractor for each trade within such three (3) day period, then Landlord shall award all subcontracts to the lowest qualified bidder. Landlord shall monitor and cause the General Contractor to complete construction of all of the Tenant Finish Work as per the Final Plans.

1.6
As used herein, the term "Tenant Finish Work" shall mean and refer to all the work to be performed by Landlord as shown on the Final Plans which is to be performed by Landlord. The term "Tenant Additional Work" shall mean and refer to all work not shown on the Final Plans and that Tenant may perform, at its sole cost and expense, through its own contractors.

2.
Cost of the Tenant Finish Work/Allowance

2.1.
Tenant shall be responsible for the Cost of the Tenant Finish Work (as hereinafter defined), subject to Landlord contributing the Allowance (as hereinafter defined) as provided below. The term "Cost of the Tenant Finish Work" shall mean all Reimbursement Costs (as defined below), the General Contractor's Fee (as defined below), the subcontractor's trade costs, materials, equipment, clean-up labor, permits, dumpsters, temporary protection, copying, courier and messenger service, insurance charged at (1%), and final cleaning.

2.2.
The Tenant Finish Work includes the construction of a cafeteria not smaller than the existing cafeteria and sufficient to provide cafeteria service to Tenant's staff on-site (the "Cafeteria") and a gymnasium (the "Gymnasium"). The Cafeteria and the Gymnasium shall each be of a size appropriate to serve the needs of the Building and its occupants (but together shall not exceed 20,000 rentable square feet) and each shall be of a finish consistent with a "Class A" office building in northern New Jersey. Landlord has agreed to contribute $700,000.00 for the construction of the Gymnasium and the Cafeteria (the "Services Allowance"). The Services Allowances shall be used to pay for all the Hard Costs and soft costs of constructing the Cafeteria and the Gymnasium. "Hard Cost" means only the cost of labor (including the General Contractor's Fee) and materials and does not include any architectural fees, engineering fees, design fees, legal fees, permit fees, insurance premiums and other similar "soft costs," all of which will be Tenant's sole responsibility.

2.3.
In addition to the Services Allowance, Landlord has agreed to contribute to Tenant an amount equal to $5,360,110 ($35 per rentable square foot of the Premises, minus the Services Allowance) (the "Tenant Finish Work Allowance") toward the Hard Costs and soft costs of constructing the Tenant Finish Work. The Services Allowance and the Finish Work Allowance is hereinafter referred to as the "Allowance".

2.4
If the actual Cost of the Tenant Finish Work exceeds the Allowance, after Landlord has paid the Allowance, Tenant shall pay such excess amount to Landlord within fifteen (15) days after receipt of bills with appropriate invoices, and Landlord shall pay the General Contractor.

2.5
Tenant shall pay a fee to the General Contractor at the rate of five percent (5%) of the Costs of the Tenant Finish Work (the "General Contractor Fee"). Tenant shall pay an additional six percent (6%) on the total Hard Cost of the Tenant Finish Work (the "Reimbursement Cost"). The Reimbursement Cost includes the project executive, project managers, project engineer, field supervision, administrative, accounting and safety program costs.

3.
Substantial Completion

3.1.
The Tenant's Finish Work shall be "Substantially Completed" or be in "Substantial Completion" when (i) Landlord has completed the Tenant Finish Work in accordance with the Final Plans, except for (x) minor details of construction of the Tenant Finish Work (collectively, "Punch List Items") or any unfinished portion of the Base Building Work, which in either case will not unreasonably interfere with Tenant's use of the Premises, and (y) any part of the Tenant Finish Work that is not completed due to any act or omission of Tenant or Tenant's Visitors; and (ii) Landlord has obtained a valid temporary or permanent certificate of occupancy for the Premises or, alternatively, Landlord has completed the Tenant Finish Work necessary to entitle Landlord to the issuance of a temporary or permanent certificate of occupancy other than any of the Tenant Finish Work that is not completed due to any act or omission of Tenant or Tenant's Visitors. If a temporary Certificate of Occupancy is obtained, Landlord shall cause the General Contractor to proceed diligently to satisfy all conditions thereof so as to obtain a permanent Certificate of Occupancy prior to the expiration of the temporary Certificate of Occupancy.

3.2
On behalf of Landlord, the General Contractor shall determine Substantial Completion of the Tenant Finish Work and provide one (1) week's prior written notice to Tenant and Tenant's architect that the Tenant Finish Work is ready for final inspection. Any dispute between Landlord and Tenant regarding Substantial Completion shall be resolved in accordance with the Expedited Procedures set forth by the American Arbitration Association for expedited arbitration. On behalf of Landlord, the General Contractor will secure and transmit to Tenant any guaranties and warranties, all of which shall contain commercially reasonable terms. The General Contractor will then turn over to Tenant for its use all manuals, record drawings and maintenance information pertaining to the Tenant Finish Work.

4.
Base Building Work

4.1
The Base Building Work, which is as defined in the Schedule C-1 to this Exhibit, will be furnished and installed by the General Contractor at Landlord's sole cost and expense and shall not be a component of the Cost of the Tenant Finish Work.

5.
Tenant Delays

5.1
If (a) a delay shall occur in the Substantial Completion of the Tenant Finish Work or the Base Building Work in accordance with the Final Plans (or any revised Final Plans) by the General Contractor as the result of (i) any written direction by Tenant that the General Contractor delay proceeding with the Tenant Finish Work, the Base Building Work or any segment of the Tenant Finish Work or the Base Building Work, (ii) any Change Order authorized by Tenant in writing (as more particularly described below), (iii) any interference in the General Contractor's performance of the Tenant Finish Work caused by Tenant or Tenant's agents, representatives, or contractors performing the Tenant Finish Work, (iv) any failure by Tenant to comply with the requirements of Paragraph 1.1 of this Exhibit, including, but not limited to, Tenant's failure to provide its approval, consent or input on the date or within the time period set forth above, or Tenant's requests that the General Contractor not enter into a subcontract with any subcontractor bidding on the Tenant Finish Work due to the high nature of the bids received by the General Contractor, or (v) any other act or omission of Tenant, its agents, employees, or contractors (any of such events being a "Tenant Delay"), then (b) the Commencement Date (even though no Certificate of Occupancy (temporary or permanent) has been issued or the Tenant Finish Work has not been Substantially Completed) shall be the date the Tenant Finish Work would have been Substantially Complete had there been no Tenant Delays. Excusable Delays shall not constitute Tenant Delay, unless such Excusable Delay was caused directly or indirectly by an act or a failure to act by Tenant or Tenant's Visitors.

5.2
If Tenant desires any changes to the Final Plans, Tenant shall submit such proposed changes to the General Contractor (a "Change Order"). Within five (5) business days after receipt of any proposed changes from Tenant, the General Contractor shall notify Tenant of (i) the amount of additional cost arising therefrom, if any, including, without limitation, the cost to revise any plans and specifications (all such additional costs being referred to herein as "Additional Construction Cost"), which Additional Construction Cost Tenant shall pay to Landlord upon demand, and (ii) the General Contractor's estimate of the amount of additional time (the "Estimated Time Delay"), if any, required by the General Contractor to implement and complete such changes, which Estimated Time Delay will be accounted for as a Tenant Delay. Tenant reserves the right to approve the Additional Construction Cost and Estimated Time Delay within three (3) days of the date the General Contractor provides the same to Tenant. If Tenant fails to notify the General Contractor in writing within such three (3) day period that Tenant does not approve the Additional Construction Cost and Estimated Time Delay, then Tenant will be deemed to have withdrawn its request for such changes. Any delays in constructing the Tenant Finish Work associated with changes requested by Tenant, whether or not those changes are ultimately made by Landlord, will be a accounted for as a Tenant Delay. All plans submitted by Tenant to Landlord must be signed and sealed and in proper and sufficient form for Landlord to obtain all necessary permits and approvals to construct the Premises in accordance with such plans. All change order requests and information pertaining thereto shall be conveyed to the General Contractor by Tenant's designated representative in this regard.

5.3
The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant in writing of the estimated length of the Tenant Delay involved as soon as practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landlord's estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, the parties agree that such dispute shall be resolved in accordance with the Expedited Procedures set forth by the American Arbitration Association for expedited arbitration. Notwithstanding the foregoing, Tenant shall pay all sums required to be paid to Landlord, subject to a refund of the appropriate sums upon the resolution of such dispute.

5.4
Notwithstanding anything herein to the contrary, Tenant acknowledges that the construction period projected in the schedule in Paragraph 1.1 is based upon the Hard Costs of the Tenant Finish Work being no greater than $90.00 per square foot of the Premises ("Threshold Rate") with respect to each of the Phase 1 Premises (exclusive of the rentable square feet of the Cafeteria and the Gymnasium), the Phase 2 Premises and the Phase 3 Premises. Therefore, if (i) at any time General Contractor's reasonable estimate for the Hard Costs of the Tenant Finish Work is (or shall be) in excess of Threshold Rate per rentable square foot of the Premises (exclusive of the rentable square feet of the Cafeteria and the Gymnasium), and (ii) General Contractor performing the Tenant Finish Work shall be unable to Substantially Complete the applicable Tenant Finish Work by the relevant date set forth in Section 2.2(b) of the Lease due to same, then there shall not be a Tenant Delay as a result, but there shall be a thirty (30) day Excusable Delay for the purposes of determining when Tenant is entitled to an abatement in Basic Rent due to Landlord's failure to complete such Tenant Finish Work pursuant to Section 2.2(b) of the Lease.

6.
Observation by Tenant and the Tenant Finish Work Period

6.1
Landlord shall afford Tenant and its representatives access to the Premises at reasonable times prior to the Commencement Date, at Tenant's sole risk and expense, for the purpose of observing the performance of the Tenant Finish Work and of evaluating the workmanship. The scheduling and coordination of Tenant's access hereunder shall be subject to the reasonable control and regulation of Landlord to minimize interference with the construction of the Tenant Finish Work. Access for such purpose shall not be deemed to constitute possession or occupancy accelerating the Commencement Date. Landlord shall not be liable in any way for any injury, loss, or damage to person or property which may occur as a result of Tenant's observations herein. Tenant agrees to indemnify, defend, and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages, and liabilities of any type or nature whatsoever (including, but not limited to, attorneys' fees and costs of litigation) arising out of or relating to (i) such entry and/or observations or (ii) the performance of the Tenant Finish Work described hereinafter by Tenant, its contractors, consultants, or other invitees.

6.2
Tenant and its agents may, subject to the terms of this Paragraph 6.2, enter the Premises during the Tenant Finish Work Period, as hereinafter defined, in order that Tenant, at its sole cost, may have the Tenant Additional Work performed at the same time that the General Contractor is working in the Premises. The General Contractor shall have the right to inspect all such Tenant Additional Work. All workers and mechanics performing the Tenant Additional Work shall be acceptable to the General Contractor and shall be properly licensed and responsible. During the period that Tenant is permitted to perform the Tenant Additional Work (the "Tenant Additional Work Period", Tenant shall use all reasonable efforts to work harmoniously with Landlord (these efforts shall include utilizing union labor forces for all work within the Building) and to coordinate the performance of the Tenant Additional Work in order to avoid interfering with or delaying the Tenant Finish Work. Landlord shall not be liable in any way for any injury, loss, or damage that may occur to any Tenant Additional Work made prior to the Commencement Date (or such later date that Landlord delivers possession of the Premises to Tenant due to Tenant Delay), which Tenant Additional Work is being made solely at Tenant's risk. If Tenant desires security for the Tenant Additional Work, Tenant shall be responsible for providing its own security during such construction at Tenant's sole cost and expense. Landlord and the General Contractor shall cooperate with Tenant's contractors to ensure reasonably adequate power and utilities during the Tenant Additional Work Period. Landlord shall provide Tenant with five (5) days' notice of the date on which Tenant may commence the Tenant Additional Work. No early entry under this Paragraph 6.2 shall change the Commencement Date or the Expiration Date of the Lease, except as expressly provided for herein.

7.
General Contractor Limited Recourse.

7.1
The liability of the General Contractor to Tenant for any failure by the General Contractor to perform the construction management services specified herein or any other obligations of the General Contractor under this Work Letter, or otherwise under the Lease, shall in all events be limited to the amount of the General Contractor's Fee; otherwise, the General Contractor (and the shareholders, officers, and directors of the General Contractor) shall have no liability to Tenant under this Work Letter or the Lease.

8.
Notices

8.1
All notices required or permitted to be given pursuant to this Work Letter shall be in writing and shall be deemed validly given if sent in accordance with Paragraph 18 of the Lease with a copy of all notices being sent to The Walsh Company addressed as follows:

    The Walsh Company, LLC
    1120 Headquarters Plaza,
    West Tower, 4th Floor
    Morristown, New Jersey 07960
    Attention: Edward S. Walsh, PE

        with a copy to:

    Thacher Proffitt & Wood LLP
    25 Deforest Avenue
    Summit New Jersey 07901
    Attn: Robert A. Klausner, Esq.

SCHEDULE C-1

BASE BUILDING WORK

The Base Building Work, as shown on drawings by HLW dated 2/19/07, shall include the construction of a new building that is approximately 76,000 square feet as well as the renovation of the existing building which is about 100,000 square feet. Both buildings will be 3 story, Class "A" office buildings which are connected by a common Lobby.

A.    Site Work:

  The site work will include but not limited to the following items which are detailed on the approved site plans by Bohler Engineering.

  •
  All milling and new paving.

  •
  All new curbing, sidewalks and pavers per Approved site plan.

  •
  Landscaping as per approved site plan

  •
  All utility piping and site drainage.

  •
  New site lighting.

  •
  New striping and signage.

  •
  All other site construction needed to conform to the building dept and other approval agencies.

B.    Building Exterior

  •
  The building exterior shall consist of granite panels with insulated glass.

  •
  All exterior insulation is included

C.    Roof

  •
  Roof shall be mechanically fastened EPDM roof with 15 year labor and material warranty.

  •
  Roof insulation shall meet the current energy code at the time of design.

D.    Glass and Glazing

  •
  Finish on all aluminum shall be anodized aluminum or painted with a 2 coat kynar finish.

  •
  Glass shall be 1" insulated with matching spandrels

E.    Elevators

  •
  The buildings shall be equipped with four (4) hydraulic elevators.

  •
  There will be 3 new passenger elevators with a 3500 lb. capacity.

  •
  One (1) of the elevators will be a freight elevator which is located near the loading dock area. This existing elevator has a 4500 lb. capacity

  •
  The finishes of these elevators is covered in Finishes section of this Document.

F.    Roof Equipment Enclosure

  •
  The prefabricated mechanical penthouses and any other roof screen shall be made of metal panels painted to coordinate with the balance of the building finishes.

G.    Demising Partitions

  •
  Building standard public corridor partitions shall be installed on the 1st floor.

H.    Interior Window Wall Surfaces

  •
  All surfaces below and between exterior windows shall be framed and insulated ready to receive drywall. This work will include the metal window sills.

I.    Columns

  •
  All interior columns shall be enclosed by tenant.

J.    Electrical System

  1.
  The East Building shall be served by a 12.5 KV primary electric service from JCP&L switchgear.

  2.
  277/480 volt, 3-phase, 4-wire power for the East building shall be derived from a customer owned 1500 KVA pad-mount transformer.

  3.
  120/208 volt, 3-phase, 4-wire power for the East building shall be derived from a customer owned 500 KVA pad-mount transformer.

  4.
  Although not included in the base building work, there is an existing 400 KW (new condition) diesel fired generator located on the site that could be used for additional Tenant emergency requirements.

    The electric services to the East building shall be capable of satisfying the following building load requirements:

      •
      Building central HVAC system at 7.5 watts per square foot

      •
      Building Common Area power and lighting at 3 watts per square foot

      •
      Tenant area general power and lighting at 12.0 watts per square foot

  1.
  The West Building shall be served by a 12.5 KV primary electric service from JCP&L switchgear.

  2.
  277/480 volt, 3-phase, 4-wire power for the West building shall be derived from a customer owned 1500 KVA pad-mount transformer.

  3.
  3. 120/208 volt, 3-phase, 4-wire power for the West building shall be derived from a step-down transformers, provided by tenant.

    The electric services to the West building shall be capable of satisfying the following building load requirements:

      •
      Building central HVAC system at 7.5 watts per square foot

      •
      Building Common Area power and lighting at 3 watts per square foot

      •
      Tenant area general power and lighting at 12.0 watts per square foot

    The East and West Buildings shall be provided with a common JCP&L primary electric meter. The power consumed by the tenant for its lights, receptacles and other specific uses shall be monitored by a separate check meter, interfaced to the Building Management System (BMS). Billing for tenant electric shall be based on the equivalent JCP&L rates under service classification GP and shall include applicable taxes, fuel adjustments and service fees.

    An emergency generator shall provide back-up power for building life safety systems, building lighting for emergency egress and approximately ten percent (10%) of tenant lighting.

    In the West Building, Tenant distribution switches shall be provided in the main switchgear, providing for a total connected load of 12 watts/useable square feet for tenants' lighting. and power. All distribution of electricity from the Building's service for tenants' use, including high and low voltage panels, shall be at the Tenant's cost.

    In the East Building, Tenant distribution panels for both 277/480 and 120/208 volts are existing in the electric closets on each floor and provide for a total connected load of 12 watts/useable square feet for tenants' lighting. and power.

K.    HVAC

  •
  The East Building HVAC system shall consist of a three (3) existing packaged rooftop units with variable air volume distribution, high efficiency, rotary refrigeration compressors and air cooled condensers. These units where installed new in 1998. The units shall include a gas-fired warm-up cycle.

  •
  The West Building HVAC system shall consist of a custom-fabricated mechanical penthouse with variable air volume distribution, high efficiency, rotary screw refrigeration plant and evaporatively cooled condensers.

  •
  A central heating plant, consisting of three (3) high efficiency condensing boilers shall supply hot water to the perimeter fan-powered VAV terminals and entrance cabinet heating units. Two of the boilers were installed new in 1998 and the third boiler shall be installed for redundancy. The boiler plant shall be under the control of the DDC Building Management System.

  •
  The HVAC system shall distribute chilled air to each floor individually, providing the ability for after-hours cooling of the Building on a zone-by-zone and floor-by-floor basis.

  •
  The HVAC system shall be equipped with an enthalpy economizer control system, which shall provide outdoor air for cooling of the building during mild weather.

  •
  Minimum outdoor air for the Building shall meet or exceed the current ASHRAE standard of 20 CFM per person, based on an occupant density of one person per 150 usable square feet.

  •
  Air distribution on the tenants' floors shall consist of series-flow fan-powered VAV terminals with hot water heating coils at the perimeter (15 feet in from glass). These terminals shall be installed at a rate of one per 750 square feet.

  •
  Interior spaces of the East building shall consist of cooling only series fan powered VAV terminals, (one per 750 sq. ft.). The arrangement of perimeter and interior zones can be altered to meet tenant specific needs, at tenant's expense.

  •
  Interior spaces of the West building shall consist of cooling only series fan powered VAV terminals, (one per 1500 sq. ft.). The arrangement of perimeter and interior zones can be altered to meet tenant specific needs, at tenant's expense.

  •
  A supplemental chilled water plant is available for the East building to serve tenants' specific cooling requirements for IDF closets, data centers and other areas requiring additional cooling.

  •
  The installation of required air handling systems, chilled water piping, controls and power wiring for these uses shall be at tenants' expense. Consumption of chilled water shall be measured by the BMS metering system and charged based on prorate usage.

  •
  The entire Building system shall be controlled and monitored by a Direct Digital Control System, which shall automatically monitor and adjust building temperatures, energy usage, and common area lighting.

  •
  The HVAC systems shall be designed to maintain the following conditions:

  •
  Outdoor Summer = 95° DB/76° WB

  •
  Indoor Summer = 75° DB/50° RH

  •
  Outdoor Winter = 10°

  •
  Indoor Winter = 72°

  •
  The system shall have the capacity to maintain these design temperatures based on a tenant instantaneous usage of 6.0 watts per square foot for lights and power, consistent with 12.0 watts per square foot (total connected load).

L.    Automatic Fire Suppression System

  •
  The Building Common Areas shall be fully sprinklered as required in accordance with all applicable codes including NFPA. There shall be a main sprinkler loop installed throughout the Demised Premises. All branch piping and sprinkler heads off of the main are to be installed at the Tenant's cost.

M.    Fire Alarm

  •
  A fire alarm system for the Building Common Areas shall be installed in accordance with all current applicable building codes including NFPA and ADA. Fire alarm devices outside the core areas and within the Demised Premises shall be installed as part of Tenant's fit-out cost. Base Building fire alarm system shall have capacity to accommodate additional horn and strobe devices per floor for Tenants' use as per code.

N.    Emergency Lighting and Exit Lights

  •
  Emergency lighting and exit lights for the Building Common Areas shall be installed in accordance with all current applicable building codes including NFPA and ADA. Emergency lighting outside the core areas and within the Demised Premises shall be installed at Tenant's Cost and shall be connected to the building generator.

O.    Access Control and Security System

  •
  Landlord shall install and maintain a perimeter card access system and security system for the Building and Demised Premises to restrict access into the Building to authorized personnel during times determined by Landlord and Tenant.

P.    Description of Finishes for Common Areas

  1.
  Main Entry Lobby

  •
  Flooring
  The flooring shall be limestone tile.

  •
  Walls
  The walls shall be a combination of granite panels and glass.

  •
  Ceiling
  The ceiling shall be a combination of sheetrock with extruded aluminum architectural reveals.

    •
    Doors
    Entry doors shall be "herculite" type doors with miscellaneous hardware a brushed stainless steel finish.

  2.
  Elevator Lobby 1st Floor

  •
  Flooring
  The flooring shall be limestone tile.

  •
  Walls
  The walls shall be custom wood paneling and wall covering.

  •
  Ceiling
  The ceiling shall be painted sheetrock or a decorative ceiling.

  •
  Doors
  Wood doors, grain and color to be selected by the architect with hollow metal frame are typical in common corridors.
  Door size to be in accordance to the architectural plans.

  •
  Metals
  Glass door and miscellaneous hardware shall be a brushed stainless steel finish.

  3.
  Toilets, All Floors

  •
  Flooring
  The floors shall be 12"x24" porcelain tile.

  •
  Walls
  The dry walls shall be painted greenboard sheetrock.
  The wet walls shall be 2" × 4" porcelain tile in a stack bond.

  •
  Ceiling
  The ceiling shall be a combination of painted gypsum board and 2' × 2' lay in tile.

  •
  Miscellaneous

  1.
  Toilet fixtures shall be white porcelain with automatic flushometers.

  2.
  Toilet vanity countertop shall be solid surface.

  3.
  Faucets shall incorporate a motion activated sensor.

  4.
  The Landlord work will include all toilet accessories including waste receptacle, mirrors, soap dispensers, and all typical accessories.

  4.
  Stairs

  •
  Floors
  The floors shall be painted.

  •
  Walls
  The walls shall be painted sheetrock.

  •
  Ceiling
  There shall be no ceilings.

  •
  Miscellaneous
  Treads, risers, rails, stringers, and underside of stairs shall be painted.

  5.
  Elevator Cabs

  A.
  Passenger elevators to be finished as follows:

  •
  Floors
  The floors shall be limestone tile to match the lobby.

  •
  Walls & Doors
  The side walls and returns shall be perforated stainless steel panels with a rear wall of back painted glass the color to be selected by the Landlord's architect, and a brushed stainless steel handrail. Elevator doors inside and out shall be a brushed stainless steel finish. All elevator door heights to be seven feet.

  •
  Ceiling
  The ceiling shall be perforated stainless steel panels to match with side walls. Ceiling height to be eight feet.

  B.
  One freight elevator to be finished as follows:

  •
  Floors
  The floors shall be rubber tile.

  •
  Walls & Doors
  The walls and doors shall be stainless steel finish on the inside and stainless finish outside surfaces to the service corridor side.

  •
  Ceiling
  The ceiling shall be plastic laminate with color to be chosen by Landlord's architect. Ceiling height to be nine feet.

SCHEDULE D

CONFIRMATION OF COMMENCEMENT AGREEMENT

        This CONFIRMATION AGREEMENT (this "Agreement") is dated                                    , 200    and is between [                                    ], a [                                    ] ("Landlord"), and [                                    ], a [                                    ] ("Tenant").

WITNESSETH

        WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated [                                                             ], 2006 (the "Lease") covering certain premises located in [                                    ], as more particularly described in the Lease, and

        WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease:

        NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

        1.     Capitalized terms used herein but not defined have the meanings ascribed to them in the Lease.

        2.     The Commencement Date is                                    , 200    .

        3.     The Termination Date is                                    , 200    .

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS:	Landlord:
[ ]
By:
Name: Title:
WITNESS:	Tenant:
[ ]
By:
Name: Title:

SCHEDULE E
MEMORANDUM OF LEASE

        THIS MEMORANDUM OF LEASE (the "Memorandum") is made as of this            day of                         , 2007 by and between 8 SYLVAN WAY, L.L.C., having an office at 15 Maple Ave., Morristown, New Jersey 07960 (the "Landlord") and THE MEDICINES COMPANY, having an office at 8 Campus Drive, Parsippany, New Jersey 07054 (the "Tenant").

        Landlord and Tenant have entered into a lease agreement of even date herewith (the "Lease") pursuant to which Landlord has leased to Tenant the building (including future additions thereto, the "Premises"), known as and located at 8 Sylvan Drive, Parsippany, New Jersey, located on property (the "Land") identified on the official Tax Map of the Township of Parsippany-Troy Hills as Block 202, Lot 1.11, more particularly described on Exhibit A annexed hereto and made a part thereof. Tenant has the exclusive right to use the Land including the parking lot and other improvements located on the Land. The Lease is for a term of fifteen (15) years, commencing upon completion of certain improvements to the Premises, estimated to be completed on or about June 1, 2008. Tenant has two options to extend the term of the Lease for five (5) years each. The Lease is subordinate to certain "Underlying Encumbrances," as defined in the Lease, subject to Tenant's receipt of a Non-Disturbance Agreement, as defined and provided in the Lease. All terms and conditions set forth in the Lease are incorporated by reference herein as if fully set forth herein.

        INTENDING TO BE LEGALLY BOUND, this Memorandum of Lease has been executed by the duly authorized representatives of Landlord and Tenant as of the day and year first above written.

WITNESS:	LANDLORD: 8 SYLVAN WAY, L.L.C.
	By:	Hampshire Partners Fund VI, L.P., its sole member
		By:	Hampshire Partners LLC, its General Partner
			By:	Name: Title:
WITNESS:	TENANT: THE MEDICINES COMPANY
	By:	Name: Title:

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF	)

        On this       day of                        , 2007, before me, a person authorized to take acknowledgments in the State of New Jersey, personally came                                                 , to me known, who being by me duly sworn, did depose and say that he is the                                    of 8 Sylvan Way, L.L.C., the company described in and which executed the foregoing instrument, as Landlord, and that in such capacity he is authorized to sign this instrument on behalf of said company.

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF	)

        On this       day of                        , 2007, before me, a person authorized to take acknowledgments in the State of New Jersey, personally came                                                 , to me known, who being by me duly sworn, did depose and say that he is the                                    of The Medicines Company, the company described in and which executed the foregoing instrument, as Tenant, and that in such capacity he is authorized to sign this instrument on behalf of said company.

Record and return to:

Russell Bershad, Esq.
Gibbons P.C.
One Gateway Center
Newark, New Jersey 07102

Exhibit A

LEGAL DESCRIPTION OF THE LAND

(attached)

SCHEDULE F

RE-USED ITEMS

        PLEASE NOTE: THE LIST BELOW REPRESENTS AN ITEMIZED SUMMARY OF THE "MAJOR" ITEMS TO BE RE-USED. PLEASE REFERENCE THE PROJECT DRAWINGS BY HLW INTERNATIONAL LLP AND VAN PRAET AND WEISGERBER ENGINEERING ASSOCIATES, LAST REVISED 2/16/07 FOR A COMPLETE DESCRIPTION OF THE ITEMS TO BE RE-USED.

GENERAL

  •
  EXISTING FREIGHT ELEVATOR AT EAST SIDE OF BUILDING

HVAC

  •
  (60) VAV BOXES
  •
  MISC. DUCTWORK INCLUDING PRIMARY AIR SUPPLY
  •
  THE EXISTING SHAFT WALL
  •
  (24) EXISTING CHILLED WATER FANCOIL UNITS THAT ARE TO BE RETAINED FOR POSSIBLE REUSE BY FUTURE TENANT
  •
  THE EXISTING HOT WATER SUPPLY AND RETURN MAINS
  •
  (2) EXISTING AERCO BOILERS
  •
  EXISTING HOT WATER CIRCULATING PUMPS
  •
  EXISTING AIR COOLED CHILLER
  •
  (3) EXISTING TRANE ROOFTOP UNITS

PLUMBING

  •
  EXISTING SANITARY MAIN BELOW GROUND FLOOR SLAB
  •
  EXISTING ROOF DRAINS

ELECTRICAL

  •
  120V & 277V EXISTING ELECTRICAL PANELS
  •
  EMERGENCY GENERATOR
  •
  EXISTING 12.5 KV PRIMARY SERVICE EQUIPMENT
  •
  (2) CUSTOMER OWNED STEPDOWN TRANSFORMERS

FIRE SPRINKLER

  •
  EXISTING FIRE DEPT. SIAMESE CONNECTION
  •
  EXISTING COMPOUND FIRE METER
  •
  PORTIONS OF THE EXISTING 4" FIRE MAIN

FIRE ALARM

  •
  MISCELLANEOUS "SALVAGEABLE" EXISTING BUILDING SYSTEM COMPONENTS

APPENDIX I

DEFINITIONS

As used in this Lease, the following terms have the following meanings:

        Additional Construction Cost: defined in Schedule C.

        Additional Building: the addition to the Building containing 67,935 rentable square feet and designated as the "East Building".

        Additional Rent: defined in Section 3.2.

        Amortized Cost of the Qualified Capital Improvements: defined in Section 7.1(b).

        Annual Expense Reconciliation: defined in Section 5.4.

        Bankruptcy Code: Title 11 of the United States Code, as amended, and all rules and regulations promulgated pursuant thereto.

        Base Building Work: defined in Schedule C.

        Basic Rent: defined in the Basic Lease Provisions.

        Basic Rent Payment Date: the first day of each consecutive calendar month during the Term.

        Brokers: defined in the Basic Lease Provisions

        Building: defined in the Basic Lease Provisions.

        Building Communications: defined in Article 26.

        Building Holidays: Saturday after 1:00 PM, Sunday, New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day.

        Commencement Date: defined in Section 2.2(b).

        Construction Manager: defined in Schedule C.

        Consumer Price Index: shall mean "Consumer Price Index for All Urban Consumers" published by the Bureau of Labor Statistics of the United States Department of Labor for New York-Northern New Jersey-Long Island, NY-NJ-CT-PA, All Items (1982-84=100) or a successor or substitute index appropriately adjusted, or if such index shall cease to be published a suitable substitute index as mutually agreed upon by Landlord and Tenant.

        Default Rate: defined in Section 3.3.

        Dish: defined in Section 32.1.

        Emergency: defined in Section 19.1.

        Environmental Laws: all statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter.

        Estimated Commencement Date: defined in the Basic Lease Provisions.

        Estimated Cost: defined in Schedule C.

        Estimated Time Delay: defined in Schedule C.

        Event of Default: defined in Section 19.1.

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        Excusable Delay: any delay caused by governmental action, or lack thereof; shortages or unavailability of materials; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire or other casualty; delays in transportation; acts of God; directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of Landlord or Tenant, including delays caused directly or indirectly by an act or a failure to act by Tenant or Tenant's Visitors or by Landlord or its agents, excluding unavailability of funds to pay any amount of money required to be paid pursuant to this Lease. A holdover by the tenant occupying the Building as of the date of this Lease shall not be deemed to be an Excusable Delay.

        Existing Building: the building currently located on the Land as of the date of this Lease and the connector connecting the existing building to the Additional Building, containing in the aggregate 105,211 rentable square feet.

        Extension Period: defined in Section 31.1.

        Fair Market Rental Value: defined in Section 31.2.

        GAAP: means generally accepted accounting principles.

        General Contractor: defined in Schedule C.

        Hard Costs: defined in Schedule C.

        HVAC Systems: heating, ventilation and air-conditioning units and all distribution systems in connections therewith, including without limitation, VAV boxes.

        Insurance Expenses: mean the cost of premiums and other charges for fire, other casualty, rent and liability insurance covering the Property and any other insurance covering the Property and the Building, provided that the amount of premiums for the rent interruption insurance carried by Landlord shall only be included in the Insurance Expense to the extent that such insurance insures rent payable by the Tenant for no more than one (1) year.

        Insurance Requirements: all terms of any insurance policy maintained by Landlord with respect to the Property and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

        ISRA: Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1 K-6 et seq. and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.

        Land: defined in the Basic Lease Provisions.

        Landlord: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord's interest in the Premises.

        Landlord's CAM Expenses: the total costs incurred by Landlord for operating, maintaining and repairing the Property and all improvements, fixtures and equipment from time to time constituting the Building and the Property, including, but not limited to: (i) the costs of Landlord performing its repair obligations pursuant to Section 7.2 (except to the extent proceeds of insurance or condemnation awards are available therefor), provided, that, any repairs that would be classified as a "capital expense" under GAAP shall only be included in Landlord's Operating Expenses if such repairs are required by Legal Requirements promulgated after the date of execution of this Lease and, in such case, the capital improvements shall be amortized over the useful life of such improvement (but, in each Lease Year there shall be included only the amortized portion of such capital improvements); (ii) accounting and legal fees relating to the Premises; any sales, use or service taxes incurred in connection with the

2

operation of the Property, but excluding any transfer tax on sale of the Property or ownership interests in the entity owning the Property and excluding any mortgage tax or similar imposition that may be enacted hereafter; and (iii) depreciation costs of the HVAC Systems as a result of Tenant's use of such systems on an overtime basis, as reasonably determined by Landlord.

        Notwithstanding anything in the definition of Landlord's CAM Expenses to the contrary, CAM Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:

          (1)   Any ground lease rental payments;

          (2)   Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise ("Capital Items"); except for those Capital Items specifically permitted in the definition of CAM Expenses;

          (3)   Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in (2) above;

          (4)   Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is or should be reimbursed by insurance proceeds;

          (5)   Marketing costs, including without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or present tenants or other occupants of the Building;

          (6)   Costs incurred by Landlord because of the violation by Landlord of the terms and conditions of any lease of space in the Building;

          (7)   Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third panics on a competitive basis;

          (8)   Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Property;

          (9)   Landlord's general corporate overhead and general and administrative expenses, including without limitation company accounting and legal matters and costs associated with the operation of the business of the entity that constitutes Landlord as the same are distinguished from the costs of operation of the Building, costs of defending any lawsuits with or claims by any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Property, costs of any disputes between Landlord and its employees (if any), or outside fees paid in connection with disputes with other tenants;

          (10) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

          (11) Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items;

          (12) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building;

          (13) Costs incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect before the Commencement Date,

3

  including, without limitation, the ADA, including penalties or damages incurred because of non-compliance;

          (14) Tax penalties incurred as a result of Landlord's failure to make payments and/or to file any tax or informational returns when due;

          (15) Any management fees or costs;

          (16) Costs arising from the negligence or fault of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

          (17) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management of matters arising from the presence of any "hazardous substance" or "hazardous waste" (as such terms are defined in the ISRA) in or about the Property including, without limitation, hazardous substances in the ground water or soil, not placed in the Property by Tenant;

          (18) Costs arising from Landlord's charitable or political contributions;

          (19) Costs arising from defects in the base, shell, or core of the Building or improvements installed by Landlord or repair thereof occurring within one year after the date tenant takes possession of the Premises or the portion of the Premises in which the defect occurs;

          (20) Costs arising from any mandatory or voluntary special assessment on the Property by any transit district authority or any other governmental entity having the authority to impose such assessment;

          (21) Costs for the acquisition of (as contrasted with the maintenance of) sculpture, paintings, or other objects of art;

          (22) Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord or the Property, or both;

          (23) Costs of any sewer or water connection fees;

          (24) Any entertainment, dining, or travel expenses for any purpose;

          (25) Any "finders' fees," brokerage commissions, job placement costs, or job advertising cost;

          (26) The cost of any training or incentive programs, other than for tenant life safety information services;

          (27) The cost of any "tenant relations" parties, events or promotion not consented to by an authorized representative of Tenant in writing; and

          (28) Reserves for bad debts or for future improvements, repairs, additions, etc.

        It is understood that CAM Expenses shall be reduced by all cash discounts, trade discounts, quantity discounts, rebates, or other amounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Property. Landlord shall make payments for goods, utilities, or services in a timely manner to obtain the maximum possible discount.

        Landlord's Estimated Operating Expenses: defined in Section 5.2.

        Landlord's Expense Statement: defined in Section 5.2.

4

        Landlord's Final Tax Statement: defined in Section 4.4.

        Landlord's Operating Expenses: defined in Section 5.1(a).

        Landlord's Share: defined in Section 7.1(b).

        Landlord's Tax Statement: defined in Section 4.2.

        Lease Year: each calendar year, or partial calendar year, during the Term.

        Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Property or any part thereof, including, but not limited to, all Environmental Laws.

        Lender: the holder of any mortgage or deed of trust which may now or hereafter encumber the Property.

        Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic's or materialmen's lien.

        Major Work: defined in Section 7.4(b).

        Master Landlord: the landlord under any ground lease or lease of all or any portion of the Property, subject to the space leases, which may now or hereafter affect all or any portion of the Property.

        Minimum Electric Energy Charge: defined in the Basic Lease Provisions.

        Monthly Expense Payment: defined in Section 5.3.

        Monthly Tax Payment: defined in Section 4.3.

        NAICS: defined in Section 11.9.

        Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any reasonable expenses incurred by Landlord in recovering such amount.

        Net Rental Proceeds: in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) the Basic Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) actual brokerage commissions, providing same are at prevailing rates, due and owing to a real estate brokerage firm, and, (iii) reasonable legal fees incurred by Tenant in connection with the sublease, (iv) free rent granted to the subtenant, (v) cost of work incurred by Tenant in preparing the premises for the sublease and (vi) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property included in the subletting; and in the case of an assignment, the amount by which all sums and other considerations paid to Tenant by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) actual brokerage commissions, provided same are at prevailing rates due and owing to a real estate brokerage firm, and, (ii) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property sold to the assignee.

        Non-Disturbance Agreement: defined in Section 23.1(b).

        Objection Notice: defined in Schedule C.

5

        OFAC: defined in Article 30.

        Order or Orders: defined in Article 30.

        Phase 1 Estimated Commencement Date: defined in the Basic Lease Provisions.

        Phase 1 Premises: defined in the Basic Lease Provisions.

        Phase 2 Estimated Commencement Date: defined in the Basic Lease Provisions.

        Phase 2 Premises: defined in the Basic Lease Provisions.

        Phase 2 Premises Commencement Date: defined in the Basic Lease Provisions.

        Phase 3 Estimated Commencement Date: defined in the Basic Lease Provisions.

        Phase 3 Premises: defined in the Basic Lease Provisions.

        Phase 3 Premises Commencement Date: defined in the Basic Lease Provisions.

        Permitted Use: defined in the Basic Lease Provisions.

        Preliminary Plans: defined in Schedule C.

        Premises: defined in the Basic Lease Provisions.

        Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A. or its successor bank.

        Property: the Land, the Building, all other buildings on the Land, and all other buildings or improvements hereafter constructed on the Land from time to time.

        Punch List Items: defined in Schedule C.

        Qualified Capital Improvement: defined in Section 7.1(b).

        Ready For Tenant Work: defined in Schedule C.

        Recapture Notice: defined in Section 16.5(a).

        Recapture Space: defined in Section 16.5(a).

        Restoration: the restoration, replacement or rebuilding of the Building (excluding any trade fixtures and personal property owned by Tenant, but including the Base Building Work Tenant Finish Work) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

        Re-Used Items: defined in Section 34.1(c).

        Security: defined in the Basic Lease Provisions.

        Services Allowance: defined in Schedule C.

        Storage Shed: the storage shed located on the Land and shown on Schedule B.

        Substantially Completed or Substantial Completion: defined in Schedule C.

        Taking: a taking of all or any part of the Property, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Property or any part thereof, by any governmental authority, civil or military.

6

        Taxes: with respect to each governmental authority levying or imposing the same, all taxes and assessments (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) levied, charged, assessed, imposed upon or which become due and payable out of or in respect of and become a lien on the Land and all improvements constructed on the Land from time to time, including, without limitation, charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Property and/or Premises, or any portion thereof; the various estates in and to the Property and/or Premises, or any portion thereof; the Basic Rent and Additional Rent payable to Landlord pursuant to this Lease; all water and sewer rents and charges; and all franchise, income, profit or other taxes, fees and charges, however designated, which, due to a future change in the method of taxation, may be levied or imposed on Landlord in substitution in whole or in part for, or in lieu of, or in addition to, any tax which would otherwise constitute Taxes, as heretofore defined. Nothing contained in this Lease shall require Tenant to pay any transfer, excise, corporate stock, estate, inheritance, gift, succession, corporate franchise or income tax of Landlord, nor shall any of same be deemed Taxes, except as provided in the immediately preceding sentence.

        Tenant: the party defined as such in the first paragraph of this Lease.

        Tenant Affiliate: defined in Section 16.7.

        Tenant Capital Improvement: defined in Section 10.1.

        Tenant Delay: defined in Schedule C.

        Tenant Finish Work Allowance: defined in Schedule C.

        Tenant Finish Work: defined in Schedule C.

        Tenant Improvement: defined in Section 7.5(a).

        Tenant's Notice: defined in Section 16.2.

        Tenant's Work: defined in Schedule C.

        Tenant's Visitors: Tenant's agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by Tenant onto the Property and/or into the Premises as guests or doing lawful business with Tenant.

        Term: defined in Basic Lease Provisions.

        Termination Date: defined in Basic Lease Provisions.

        Threshold Rate defined in Schedule C.

        Threshold Amount: defined in Schedule C.

        Underlying Encumbrance: defined in Section 23.1.

        Working Plans: defined in Schedule C.

7

QuickLinks

  Exhibit 10.32
TABLE OF CONTENTS
LEASE AGREEMENT
ARTICLE 1 DEFINITIONS
ARTICLE 2 DEMISE, TERM
ARTICLE 3 BASIC RENT; ADDITIONAL RENT
ARTICLE 4 REAL ESTATE TAXES
ARTICLE 5 OPERATING EXPENSES
ARTICLE 6 ELECTRICITY
ARTICLE 7 MAINTENANCE; ALTERATIONS; REMOVAL OF TRADE FIXTURES
ARTICLE 8 USE OF PREMISES
ARTICLE 9 LANDLORD'S SERVICES/OPERATION OF PREMISES
ARTICLE 10 COMPLIANCE WITH REQUIREMENTS
ARTICLE 11 COMPLIANCE WITH ENVIRONMENTAL LAWS
ARTICLE 12 DISCHARGE OF LIENS
ARTICLE 13 PERMITTED CONTESTS
ARTICLE 14 INSURANCE; INDEMNIFICATION
ARTICLE 15 ESTOPPEL CERTIFICATES
ARTICLE 16 ASSIGNMENT AND SUBLETTING
SCHEDULE A
LEGAL DESCRIPTION OF LAND
SCHEDULE B PROPERTY
SCHEDULE C-1